UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to
Section 14(a) of the Securities Exchange Act of 1934
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RBC Bearings Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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One Tribology Center
Oxford, Connecticut 06478
July 26, 2024
To our stockholders:
You are cordially invited to attend the RBC Bearings Incorporated annual meeting of stockholders to be held at 9:00 a.m., local time, on Thursday, September 5, 2024 in Building B at our offices located at One Tribology Center, 102 Willenbrock Road, Oxford, CT 06478. The attached Notice of Annual Meeting and Proxy Statement describe all items that we currently expect to be acted upon by stockholders at the meeting.
It is important that your shares are represented at the annual meeting, whether or not you plan to attend. To ensure your shares will be represented, please vote your shares as soon as possible.
Fiscal 2024 marked another outstanding year for RBC with record revenues, gross margin, adjusted EBITDA and net income. We also generated a record level of free cash flow, which was used to further reduce our debt to a post-Dodge acquisition low. When viewed over a multi-year period, this resulted in a 5-year CAGR of 17.3% for net sales, 19.8% for adjusted EBITDA and 20.2% for free cash flow, more than delivering on RBC’s goal of being a double-digit compounder, and we’re poised to continue this growth in the future.
Your continued support of RBC is greatly appreciated. We look forward to seeing you at the annual meeting.
Sincerely,

Dr. Michael J. Hartnett
Chairman, President and Chief Executive Officer
2024 Proxy Statement	[01]

Notice of 2024 Annual
Meeting of Stockholders
Thursday, September 5, 2024
9:00 a.m. Local Time
Building B
One Tribology Center
102 Willenbrock Road
Oxford, CT 06478

Purpose
The 2024 annual meeting of stockholders of RBC Bearings Incorporated will be held in Building B at our executive offices at One Tribology Center, 102 Willenbrock Road, Oxford, CT 06478, on Thursday, September 5, 2024, beginning at 9:00 a.m. local time. At the meeting, the holders of the Company’s outstanding common stock will consider and vote on the following matters:
1.	election of three directors in Class II to serve a term of three years;
2.	ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2025;
3.	approval of an amendment to our certificate of incorporation eliminating personal liability of officers for monetary damages for breach of their fiduciary duty of care as officers;
4.	approval, on a non-binding advisory basis, of the compensation of our named executive officers; and
5.	any other matter that may properly come before the meeting or any adjournment or postponement thereof.
Stockholders of record at the close of business on July 9, 2024 are entitled to notice of and to vote at the annual meeting and at any postponements or adjournments thereof. The directions to the meeting can be found in Appendix A of the attached proxy statement.
Your Vote is Important
Whether or not you plan to attend the meeting, please vote your shares. You can find voting instructions in the proxy statement or in the materials you received for the meeting. Any person voting by proxy has the power to revoke it, at any time prior to its exercise at the meeting, in accordance with the procedures described in the attached proxy statement.
If You Plan to Attend
Please note that space limitations make it necessary to limit attendance to stockholders and one guest. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 8:00 a.m., and seating will begin at 8:30 a.m. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts (i.e., “street name” holders) will also need to bring a copy of a brokerage statement reflecting RBC stock ownership as of the record date. Cellular phones, cameras, recording devices and other electronic devices will not be permitted at the meeting.
By order of the Board of Directors,

Dr. Michael J. Hartnett
Chairman, President and Chief Executive Officer
July 26, 2024
[02]	2024 Proxy Statement

2024 Proxy Statement	[03]

Proxy Statement for 2024 Annual
Meeting of Stockholders
The Board of Directors (the “Board”) of RBC Bearings Incorporated (the “Company”) is soliciting proxies from our stockholders to be used at the annual meeting of stockholders to be held on Thursday, September 5, 2024, beginning at 9:00 a.m., local time, in Building B at our principal executive offices, located at One Tribology Center, 102 Willenbrock Road, Oxford, Connecticut 06478, and at any postponements or adjournments thereof. This proxy statement, a proxy card and the Company’s Annual Report on Form 10-K for fiscal 2024 are being mailed, or made available via the internet as described below, to stockholders on or about July 26, 2024.
Our fiscal years end on the Saturday closest to March 31 each year. Fiscal 2024 ended on March 30, 2024 and fiscal 2025 will end on March 29, 2025. As used in this proxy statement, the terms “we,” “us,” “our,” “RBC” and “the Company” mean RBC Bearings Incorporated and its subsidiaries, unless the context indicates another meaning.
The Company is furnishing proxy materials to stockholders via the internet. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail, you will not receive a printed copy of the proxy materials unless you specifically request one. The Notice instructs you on how to access and review all of the important information contained in this proxy statement and our annual report as well as how to submit your proxy over the internet. If you received the Notice and would still like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials included in the Notice. We plan to mail the Notice to stockholders on or about July 26, 2024. We will mail a printed copy of this proxy statement and form of proxy to certain stockholders and we expect that mailing to begin on or about July 26, 2024.
About the Annual Meeting
Why did I receive these materials?
You are receiving a proxy statement because you owned shares of our common stock on July 9, 2024 (the “Record Date”), which entitles you to vote at the meeting. By use of a proxy, you can vote whether or not you attend the meeting. This proxy statement describes the matters on which you may vote and provides information on those matters so that you can make an informed decision.
How may I obtain RBC’s 10-K and other financial information?
Stockholders may find the 2024 Form 10-K and our other filings with the Securities and Exchange Commission (SEC), as well as other information regarding the Company, including environmental/social/governance information, on the Investor Relations page of our website at www.investor.rbcbearings.com.
If you received our proxy statement in the mail, a copy of our 2024 Annual Report on Form 10-K was enclosed with the proxy statement. Stockholders may request a free copy of the 2024 Form 10-K from the Secretary, RBC Bearings Incorporated, 102 Willenbrock Road, Oxford, CT 06478 (203-267-7001).
Who is entitled to vote at the meeting?
Only stockholders of record at the close of business on the Record Date are entitled to receive notice of and to vote at the annual meeting. If you were a stockholder of record on the
Record Date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting.
[04]	2024 Proxy Statement

What constitutes a quorum for the meeting?
The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding on the Record Date and eligible to vote will constitute a quorum permitting the conduct of business at the meeting. As of July 9, 2024, there were 29,089,082 shares of common stock outstanding and eligible to vote. Proxies received by the Company but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining if we have a quorum.
What vote is required to approve each item?
Election of Directors (Proposal 1): Directors are elected by a majority of the votes cast. Each share of our common stock is entitled to one vote for each of the director nominees (i.e., stockholders do not have cumulative voting rights).
Approval of Independent Registered Public Accounting Firm (Proposal 2): The ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for fiscal 2025 requires the affirmative vote of a majority of the shares represented at the meeting.
Approval of Charter Amendment to Provide Officer Exculpation (Proposal 3): The approval of an amendment to our certificate of incorporation eliminating personal liability of officers for monetary damages for breach of their fiduciary duty of care as officers (commonly known as “officer exculpation”) requires the affirmative vote of two-thirds of the outstanding shares of common stock.
Approval of the Say-on-Pay Proposal (Proposal 4): The approval of the resolution regarding the stockholder advisory vote on named executive officer compensation requires the affirmative vote of a majority of the shares represented at the meeting.
A properly executed proxy marked “ABSTAIN” with respect to a particular proposal will not be voted on that proposal (although it will be counted for purposes of determining whether there is a quorum at the meeting). Therefore, an abstention with respect to Proposal 1 will have no effect on the outcome of that proposal while an abstention with respect to any of Proposals 2, 3 or 4 will have the same effect as an “AGAINST” vote on that proposal.
Will stockholders be asked to vote on any other matters?
To the knowledge of the Company, stockholders will vote only on the matters described in this proxy statement. However, if any other matters properly come before the meeting, the persons acting as proxy holders will vote on those matters in the manner they consider appropriate.
What are the Board’s recommendations?
The Board’s recommendations are set forth in this proxy statement together with the description of each proposal to be voted upon. In summary, the Board recommends a vote FOR each of Proposals 1, 2, 3 and 4. Unless you give other instructions when you vote, the persons acting as proxy holders will vote in accordance with the recommendations of the Board.
How do I vote?
If you are a holder of record (that is, your shares are registered in your own name with our transfer agent), you can vote either in person at the annual meeting or by proxy without attending the annual meeting. We urge you to vote by proxy even if you plan to attend the annual meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting. If you attend the meeting in person, you may vote at the meeting and your proxy will not be counted. You can vote by proxy over the Internet (at www.ProxyVote.com), by telephone (1-800-579-1639) or, if you received paper copies of our proxy materials in the mail, by completing, dating and signing a proxy card and returning it in the enclosed postage-paid envelope.
If you hold your shares in “street name,” you must either direct the bank, broker or other record holder of your shares as to how to vote your shares, or obtain a proxy from the bank, broker or other record holder to vote at the meeting. Please refer to the materials provided by your bank, broker or other record holder for specific instructions on methods of voting available to you.
If you properly submit a proxy, your shares will be voted in accordance with your instructions. If you submit a proxy but do not specify how you want to vote your shares, the proxy holders will vote them in accordance with the recommendations of the Board.
2024 Proxy Statement	[05]

What if I Hold My Shares in Street Name?
If you hold your shares in “street name” through a broker, bank or other nominee rather than directly in your own name, then your broker, bank or other nominee is considered the stockholder of record, and you are considered the beneficial owner of your shares. The Company has supplied copies of its proxy materials for the 2024 annual meeting of stockholders to the broker, bank or other nominee holding your shares of record, and they have the responsibility to send these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares at the annual meeting.
If your broker, bank or other nominee does not receive voting instructions from you, your shares may constitute “broker non-votes.” Generally, broker non-votes occur with respect to a proposal when a broker is not permitted to vote on that proposal without instructions from the beneficial owner and instructions are not given. Shares represented by broker non-votes will be counted in determining whether there is a quorum at the meeting, but will not be considered voted with respect to those proposals to which the broker non-votes relate. Without instruction from you, your broker may not vote with respect to any of the proposals at the 2024 annual meeting except for the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 2). Because director nominees are elected by a majority of the votes cast at the meeting, broker non-votes will not affect the outcome of the voting on the election of directors. However, because approval of the officer exculpation proposal (Proposal 3) requires the affirmative vote of two-thirds of the shares of common stock outstanding, and the say-on-pay proposal (Proposal 4) requires the affirmative vote of a majority of the shares of common stock represented at the meeting, a broker non-vote with respect to either of these proposals will have the same effect as an “AGAINST” vote on that proposal.
What should I do if I receive more than one set of voting materials?
You may receive more than one Notice or set of proxy materials. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Notice or proxy card. Please vote with respect to each Notice or set of proxy materials that you receive.
How and when may I propose actions for consideration at next year’s annual meeting of stockholders or recommend or nominate individuals to serve as directors?
See “Stockholder Proposals and Director Nominations” below.
[06]	2024 Proxy Statement

Business Highlights
Who We Are
RBC Bearings is a leading international manufacturer of highly engineered precision bearings, components and essential systems for the industrial, aerospace and defense industries.
Founder-Led Growth Company
RBC was built through a series of acquisitions led by CEO Dr. Michael J. Hartnett, culminating in 28 transactions over 34 years. The combination of organic and inorganic growth has resulted in double-digit through-cycle revenue growth coupled with healthy margin expansion and free cash flow generation. The Company has been publicly listed since 2005 and is now traded on the NYSE.

$7.8 billion Market Capitalization (as of July 1, 2024)	54 Facilities in 11 countries	>70% Estimated percentage of sales that are sole, single or primary sourced
What Differentiates Us
RBC is a product development-centric firm focused on leveraging deep institutional knowledge in engineering and material sciences to solve some of its customers’ biggest challenges. Several differentiators are key to our success:
Focus on Niche / Proprietary Products	Strategic Inventory	RBC Ops Management System	Manufacturing Leadership
• Managing the Pareto:
~20% of products drive
~80% of revenue
• Focus on highly specialized products, with ownership of IP, and product approvals
• Estimated >70% sole, single or primary sourced products
• High Aftermarket mix:
○ Stable, recurring
revenue
○ Continually growing installed base

• Long shelf-life products with long-term supply agreements
• Allows RBC to level-load production to optimize gross margin
• Fast lead times and high on-time delivery rates drive strong customer relationships and opportunities for growth

• Monthly Ops meetings underpin a system of focus and accountability
• Creates a systematic approach to monitoring:
○ Organic growth drivers
○ Margin performance
○ Strategic inventory
levels
○ Staffing and human
resources
○ Research and
development
• Drives CEO- and COO-level focus down to the division level, underpinning a culture of deep engagement

• High levels of automation
• High levels of vertical integration
• Low-cost country leadership
• Long track record as exceptional operators
• Long tenure of management creates a culture of continuous improvement

2024 Proxy Statement	[07]

Operating Performance Highlights
The Company’s operating results for fiscal 2024 demonstrate excellent execution on the Company’s business plan and strong operating performance, producing record net sales, gross margin and adjusted EBITDA. In fiscal 2024
•	Net sales were $1,560.3 million, a 6.2% increase over fiscal 2023
•	Gross margin was 43.0% compared to 41.2% for fiscal 2023
•	Net income was $209.9 million, a 25.9% increase over fiscal 2023
•	Adjusted EBITDA was $482.1 million, an 11.1% increase over fiscal 2023 and 104.7% of our plan for the year[1]
•	Free cash flow conversion (i.e., (operating cash minus capital expenditures) divided by net income) of 115.1%
Furthermore, the Company has generated consistent revenue growth over the last two decades, with a 11% compound annual growth rate (CAGR):

Revenue
$1,800
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
11% CAGR
13% CAGR
12% CAGR
FY96
FY97
FY98
FY99
FY00
FY01
FY02
FY03
FY04
FY05
FY06
FY07
FY08
FY09
FY10
FY11
FY12
FY13
FY14
FY15
FY16
FY17
FY18
FY19
FY20
FY21
FY22
FY23
FY24

Fiscal 2022 includes 5 months of Dodge Industrial. Amounts shown in millions.

The following graph shows the relationship between revenue CAGR and adjusted EBITDA CAGR for the Company versus our peer group average from fiscal 2020 through fiscal 2024. This reflects substantial revenue growth across our business through the expansion of our industrial business and the addition of Dodge Industrial (acquired in fiscal 2022). Importantly, the expansion of our profitability (adjusted EBITDA) occurred at a growth rate beyond revenue, reflecting our ability to improve margins as we build the business.
1	Adjusted EBITDA is a non-GAAP financial measure. See Appendix B to this proxy statement for a reconciliation of adjusted EBITDA to net income.
[08]	2024 Proxy Statement

The following graph details our TSR as compared to our peer group average over the last five years. The TSR calculation includes stock price appreciation and the reinvestment of dividends. Dividends are assumed to be reinvested at the closing price of the stock on the ex-date of the dividend. Our TSR exceeded the peer group average by approximately 30.0% over this period, driven by the strong operating performance reflected above.

TSR (5 Years)
113.0%
83.0%
120.0%
100.0%
80.0%
60.0%
40.0%
20.0%
0.0%
RBC
Peer Group

The above information indicates historical results only and is not necessarily indicative of future results.
2024 Proxy Statement	[09]

Proposals Submitted for Stockholder Vote
Proposal 1: Election of Directors
The Board currently is composed of eight directors serving staggered three-year terms and divided into Class I, Class II and Class III. This year the Class II directors are up for election and our Nominating and Governance Committee has nominated Richard R. Crowell, Dr. Amir Faghri and Dr. Steven H. Kaplan for election at the annual meeting. Mr. Crowell, Dr. Faghri and Dr. Kaplan are currently Class II directors and first joined the Board in 2002, 2004 (and rejoined in 2022) and 2018, respectively. The Nominating and Governance Committee reviewed the qualifications of the nominees for election to this class and unanimously recommended to the Board that these nominees be submitted for election. We believe that each of our nominees has a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the Company and the Board.
Richard R. Crowell
Mr. Crowell is a Managing Partner of Vance Street Capital LLC, a private equity investment firm, and serves as a director of Micronics, Inc. and Jet Parts Aviation, private companies in the businesses of filtration products, aerospace parts, precision manufacturing, engineered solutions, and related services. Mr. Crowell earned a Bachelor of Arts degree from the University of California, Santa Cruz and a Master of Business Administration degree from the University of California, Los Angeles’s Anderson School. See “Directors and Executive Officers” below.

Director since 2002 Age: 69 Committees: Audit
Skills and Expertise
Mr. Crowell brings broad business, financial and executive leadership experience to the Board developed through his leadership roles in private equity and investment banking. He has extensive experience with a number of precision manufacturing and aerospace companies. In addition, Mr. Crowell’s experience in private investment enables him to bring a valuable investor’s view to the Board and his relationships across the financial community strengthen the Company’s access to capital markets. His board memberships provide deep understanding of trends in the precision manufacturing and aerospace sectors, both of which present ongoing challenges and opportunities for the Company.

Dr. Amir Faghri
Dr. Faghri is Distinguished Professor Emeritus and Distinguished Dean Emeritus of Engineering at the University of Connecticut, and Distinguished Adjunct Professor at the University of California, Los Angeles. He received a Bachelor of Science degree with highest honors from Oregon State University and his Master of Science and Doctoral degrees in Mechanical Engineering from the University of California at Berkeley. See “Directors and Executive Officers” below.

Director from 2004 to 2020 and rejoined in 2022 Age: 73 Committees: Compensation
Skills and Expertise
Dr. Faghri’s extensive experience as a leader in the engineering profession—as an educator, scientist and administrator—along with his associations with U.S. companies and global academic institutions, provides the Company with valuable state-of-the-art resources in engineering, manufacturing and information technology, as well as unparalleled expertise in workforce development.

[10]	2024 Proxy Statement

Dr. Steven H. Kaplan
Dr. Kaplan is President Emeritus of the University of New Haven. He received a Bachelor of Arts degree from the University of California, Los Angeles, and a Master of Arts and a Doctoral degree from Eberhard-Karls Universität in Germany. See “Directors and Executive Officers” below.

Director since 2018 Age: 71 Committees: Compensation, Nominating and Governance
Skills and Expertise
Dr. Kaplan’s extensive academic and chief executive experience provides the Company with a wealth of valuable information and a perspective that provides the Board a critical resource for management. His association with U.S. companies and global academia provides the Company with a valuable state of the art executive management resource.

Directors are elected by a majority of the votes cast at the meeting. If elected at the meeting, each of Mr. Crowell, Dr. Faghri and Dr. Kaplan would serve until the 2027 annual meeting and until a successor is duly elected and qualified, or until their resignation or removal. If any of Mr. Crowell, Dr. Faghri or Dr. Kaplan should for any reason become unavailable to serve as a director prior to the annual meeting, the Board will (i) reduce the size of the Board to eliminate the position for which that person was nominated, (ii) nominate a new candidate in place of such person, in which case the proxy holders will vote for the new candidate, or (iii) leave the place vacant to be filled at a later time.
The Board recommends a vote FOR the election to the Board of Directors of the nominees identified above.
Proposal 2: The Ratification of the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal 2025
Ernst & Young LLP served as the Company’s independent registered public accounting firm for fiscal 2024 (see “Principal Accountant Fees and Services” below), and the Audit Committee has appointed Ernst & Young to serve in the same capacity for fiscal 2025 and has further directed that the Board submit Ernst & Young’s appointment for ratification by the stockholders at the annual meeting.
While not required, this proposal is being put before the stockholders because the Audit Committee and the Board believe that it is good corporate practice to seek stockholder ratification of the Audit Committee’s appointment of the independent registered public accounting firm. If the appointment of Ernst & Young is not ratified, the Audit Committee will consider the stockholders’ vote, but may ultimately determine to continue Ernst & Young’s engagement or to engage another audit firm without re-submitting the matter to stockholders. Even if the appointment of Ernst & Young is ratified, the Audit Committee may in its sole discretion terminate the engagement and direct the appointment of another independent registered public accounting firm at any time during the year if the Audit Committee determines that such an appointment would be in the best interests of the Company and our stockholders.
Representatives of Ernst & Young are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, make a statement.
Ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm for fiscal 2025 requires the affirmative vote of a majority of the shares of the Company’s common stock present in person or represented by proxy at the annual meeting and entitled to vote on the proposal.
The Board recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2024.
2024 Proxy Statement	[11]

Proposal 3: Vote to Amend the Certificate of Incorporation to Exculpate Officers
RBC is a Delaware corporation and for many years our certificate of incorporation filed with the Delaware Secretary of State has included a provision eliminating the personal liability of our directors for monetary damages for breach of fiduciary duty as a director (commonly known as exculpation), except to the extent such elimination is not permitted by the Delaware General Corporation Law (DGCL). The DGCL now permits the Company to provide this exculpation protection to our officers as well as our directors, except that we cannot eliminate or limit an officer’s liability
•	for breach of their duty of loyalty to the Company or our stockholders;
•	for acts or omission not in good faith or which involve intentional misconduct or a knowing violation of law;
•	in connection with any transaction from which they derived an improper personal benefit; or
•	in any action by or in the right of the Company.
In other words, the officer exculpation provision would only permit exculpation against direct claims brought by stockholders but would not eliminate officers’ monetary liability for breach of duty of care claims brought by the Company itself or derivative claims made by stockholders on behalf of the Company; this is an important difference between director exculpation and officer exculpation in that directors are exculpated from liability in any action brought in the right of the Company. The officer exculpation provision also would not limit an officer’s liability where they had been disloyal, acted in bad faith, knowingly violated the law, or improperly benefited.
The Board is committed to attracting and retaining the best people to serve as our officers and the Board believes that providing officer exculpation will be an important tool in that process, particularly as many of our peers and competitors have adopted or may adopt officer exculpation provisions that would serve as a differentiating factor between them and us if we do not have our own officer exculpation provision. In the absence of such protection, particularly amidst the recent trend of plaintiffs increasingly naming corporate officers as defendants in stockholder litigation, qualified persons might be deterred from serving as our officers or, while officers, from making business decisions that involve risk, due to potential exposure to personal monetary liability for business decisions that in hindsight are not successful. The Board recognizes that officers are often required to make difficult decisions on crucial matters that can expose them to the risk of litigation, and the Board believes that relieving them of this risk to empower them to better exercise their business judgment is in the best interests of the Company and our stockholders.
You are being asked to approve the amendment of RBC’s certificate of incorporation to provide officer exculpation to the maximum extent permitted by the DGCL. Specifically, Section 1(a) of Article Eight of the certificate would be amended to read as follows:
To the fullest extent permitted by the Delaware General Corporation Law as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), and except as otherwise provided in the Corporation’s Bylaws, no Director or officer of the Corporation shall be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Corporation and its stockholders.

The Board recommends a vote FOR the proposal to amend the Company’s certificate of incorporation to eliminate personal liability of officers for monetary damages for breach of their fiduciary duty of care as officers to the fullest extent permitted by the DGCL.

Proposal 4: Advisory Vote on Executive Compensation
The Exchange Act requires the Company to hold a non-binding advisory stockholder vote to approve the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.
The Company’s executive compensation program is designed to reward executives based on favorable performance and results. Compensation policies and plans (including benefits) are designed to attract and retain top quality and experienced executives by providing incentives that promote both the short-term and long-term financial and strategic objectives of the Company. Achievement of short-term objectives is rewarded through base salary and annual cash bonuses, while long-term incentive awards encourage executives to focus on and align themselves with the Company’s long-term goals as well. These incentives are based on financial objectives of importance to the Company, including revenue and earnings growth and creation of stockholder value. The Company’s compensation program also accounts for individual performance, which enables the Company to differentiate among executives and emphasize the link between personal performance and compensation.
[12]	2024 Proxy Statement

The Company is committed to the interests of our stockholders and the delivery of long-term value through an executive compensation program and governance actions that
•	drive outstanding Company performance,
•	align CEO pay with Company performance,
•	ensure that no problematic pay practices exist (e.g., re-pricing or backdating of stock options, excessive perquisites, or tax gross-ups), and
•	reflect appropriate communication with and responsiveness to stockholders.
As part of this commitment, we maintain a periodic dialogue with our stockholders to address any concerns they may have. Following the 2023 annual meeting, at which the say-on-pay proposal received 53% approval (up from 32% in 2022), we conducted extensive stockholder outreach as described under “Compensation Discussion and Analysis—Stockholder Engagement and 2023 Say-on-Pay Results” below, after which the Compensation Committee adopted the following changes:
•
Equity-Based Compensation: The long-term equity incentive program for the CEO and COO, which each year awards shares of stock based on the Company’s performance in the prior fiscal year or prior three-fiscal-year period, was revised to (i) eliminate overlapping metrics between the one-year and three-year components, (ii) increase the weighting of the CEO’s three-year component, and (iii) use the Company’s total shareholder return (TSR) as a percentage of our peer group average as an additional metric for the three-year component.

•
Peer Group: The peer group in place as of the 2023 annual meeting was revised by replacing seven of the 16 companies in the group in order to better align RBC with its peers in light of our increasing revenue and profitability. See “Compensation Discussion and Analysis—Compensation Philosophy and Program—Maintaining a Compensation Peer Group” below.

Dr. Hartnett is the Company’s founder and has served as our CEO since 1992. Dr. Hartnett is widely regarded as a technology visionary and one of the industry’s most successful business executives. Under Dr. Hartnett’s leadership the Company’s annual revenue has grown from approximately $82 million for fiscal 1996 to more than $1.5 billion for fiscal 2024. He is also one of our significant stockholders, owning approximately 1.4% of the outstanding common stock, directly aligning his interests with those of all our stockholders. The Compensation Committee believes Dr. Hartnett is extremely important to our success and that, given his role in our operations, strategy and growth, it is appropriate for Dr. Hartnett to receive competitive compensation that performs both retentive and incentivizing functions.
See “Compensation Discussion and Analysis” and “Executive Compensation” below for additional information about our executive officer compensation program.
This proposal gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we are asking our stockholders to vote FOR the following resolution at the 2024 annual meeting:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2024 annual meeting of stockholders pursuant to Item 402 of SEC Regulation S-K (including the Compensation Discussion and Analysis, the compensation tables and narrative discussion contained therein), is hereby APPROVED.”
The say-on-pay vote is advisory, and therefore not binding on the Company, the Board or the Compensation Committee. However, the Company, the Board and the Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officers’ compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
The Board recommends a vote FOR the approval of the compensation of our named executive officers.
Other Matters to Come Before the Meeting
As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the 2024 annual meeting other than the four proposals referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies will be voted in the manner the proxy holder considers appropriate.
2024 Proxy Statement	[13]

Board of Directors and Corporate Governance
The Board currently is composed of eight directors serving staggered three-year terms and divided into three classes: Class I consists of Michael H. Ambrose, Daniel A. Bergeron and Edward D. Stewart; Class II consists of Richard R. Crowell, Dr. Amir Faghri and Dr. Steven H. Kaplan; and Class III consists of Dr. Michael J. Hartnett and Dolores J. Ennico. Class I, Class II and Class III directors will serve until our annual meetings of stockholders in 2025, 2024 and 2026, respectively.
Directors are elected by a majority of the votes cast at the annual stockholders’ meeting, except in a contested election where directors are elected by a plurality of the votes. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class (including vacancies created by an increase in the number of directors) will serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified, or until the director’s resignation or removal.
In our stockholder engagement meetings earlier this year, some stockholders expressed a preference for the declassification of our Board. In response, the Board conducted a formal evaluation of the classified board structure that reviewed the costs and benefits of classification and benchmarking of peers and market practices. Following this evaluation, the Board concluded the classified board is the most appropriate structure for the Company at this time in order to promote stability and support our long-term strategy. However, the Board recognizes this is an important topic for some of our stockholders and is committed to regularly reviewing the structure in the future.
Meetings of the Board and Committees of the Board
The Board held four meetings during fiscal 2024. The standing committees of the Board held an aggregate of 13 meetings during fiscal 2024. Each director attended at least 75% of the meetings of the Board and the Board committees on which they served during fiscal 2024.
The Company’s Corporate Governance Guidelines require the non-employee directors to meet in executive sessions on a periodic basis without management. The presiding director at these executive sessions is the Chair of the Audit Committee, Edward D. Stewart. The non-employee members of the Board met in executive session during two of the Board meetings held in fiscal 2024.
Directors are encouraged to attend the annual meeting of stockholders. All of the directors attended the 2023 annual meeting of stockholders either in person or by teleconference.
Director Independence
The rules of the New York Stock Exchange (NYSE) require that the Board be comprised of a majority of “independent” directors, and each of the Company’s Audit Committee, Compensation Committee, and Nominating and Governance Committee be comprised solely of “independent” directors as defined in the NYSE’s rules. Based upon the information submitted by each of the directors, and following the recommendation of the Nominating and Governance Committee, the Board has made a determination that all of our current directors, with the exception of Dr. Hartnett and Mr. Bergeron, satisfy the “independence” requirements of the NYSE, SEC regulations and the Company’s Corporate Governance Guidelines. The standards for determining independence are those set forth in the NYSE Listed Company Manual and the Company’s Corporate Governance Guidelines. The Company’s Corporate Governance Guidelines can be found on our website at www.investor.rbcbearings.com/corporate-governance/governance-highlights.
Communications Between Interested Parties and the Board
Stockholders and any other interested parties may send communications to the Company’s directors as a group or to individual directors (including the director who presides over executive sessions of the independent directors), by writing to those individuals or the group at the following address: RBC Bearings Incorporated, c/o the Secretary, 102 Willenbrock Road, Oxford, CT 06478. The Secretary will review all correspondence received and will forward all correspondence that is relevant to the duties and responsibilities of the Board or the business of the Company to the intended director(s). Examples of inappropriate communication include business solicitations, advertising, and communication that is frivolous in nature or relates to routine business matters (such as product inquiries, complaints or suggestions) or raises grievances that are personal to the person submitting the communication. Upon request, any director may review any communication that is not forwarded to the directors pursuant to this policy.
[14]	2024 Proxy Statement

The Board has a policy for reporting concerns regarding the Company’s accounting or auditing matters. Reports may be sent to the Audit Committee through either of the following means:
•
calling the Company’s Ethics Hotline at 1-866-247-5449 (which is available 24 hours per day, 365 days per year) and leaving a recorded message, which is transcribed by a third-party service provider to insure the caller’s anonymity, or

•	sending a written communication marked “Private & Confidential” to the Audit Committee, RBC Bearings Incorporated, c/o the Secretary, 102 Willenbrock Road, Oxford, CT 06478.
In either case, the report will be forwarded to the Audit Committee and the confidentiality of the report will be maintained to the extent consistent with applicable law.
Committees of the Board of Directors
The Board currently has an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee. The charter for each of the committees is available on the
Company’s website at www.investor.rbcbearings.com/corporate-governance/governance-highlights.
Audit Committee
Responsible for
• selecting our independent registered public accounting firm,
• approving the overall scope of the audit and the associated fees,
• assisting the Board in monitoring the integrity of our financial statements, the independent registered public accounting firm’s qualifications and independence, the performance of the independent registered public accounting firm and our internal audit function, and our compliance with legal and regulatory requirements,
• annually reviewing the independent registered public accounting firm’s report describing the auditing firms’ internal quality-control procedures, and any material issues raised by the most recent internal quality-control review, or peer review, of the registered public accounting firm,
• discussing the annual audited financial and quarterly statements with management and the independent registered public accounting firm,
• discussing earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies,
• discussing policies with respect to risk assessment and risk management,
• meeting separately, periodically, with management and the independent registered public accounting firm,
• reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s response,
• setting clear hiring policies for employees or former employees of the independent registered public accounting firm,
• handling such other matters that are specifically delegated to the Audit Committee by the Board from time to time, and
• reporting regularly to the full Board.

Meetings held in fiscal 2024: five

Members:
Michael J. Ambrose
Richard R. Crowell
Edward D. Stewart (Chair)

Each member satisfies the financial literacy requirements of the NYSE and the SEC and the NYSE’s independence requirements for audit committee members. The Board has determined that Messers. Crowell and Stewart qualify as “audit committee financial experts” for SEC purposes.

Compensation Committee
Responsible for
• reviewing key employee compensation goals, policies, plans and programs,
• reviewing and approving the compensation of our directors, chief executive officer and other executive officers,
• reviewing and approving employment contracts and other similar arrangements between the Company and our executive officers,
• reviewing and consulting with the Board on the selection of the chief executive officer and evaluation of such officer’s executive performance and other related matters,
• administration of stock plans and other incentive compensation plans,
• approving overall compensation policies for the Company, and
• handling such other matters that are specifically delegated to the Compensation Committee by the Board from time to time.

Meetings held in fiscal 2024: six Members: Dolores J. Ennico (Chair) Dr. Amir Faghri Dr. Steven H. Kaplan Each member satisfies the NYSE’s independence requirements for compensation committee members.
2024 Proxy Statement	[15]

Nominating and Governance Committee
Responsible for
• evaluating the composition, size and governance of the Board and its committees and making recommendations regarding future planning and the appointment of directors to committees,
• establishing a policy for considering stockholder nominees for election to the Board,
• evaluating and recommending candidates for election to the Board,
• overseeing the Board’s performance and self-evaluation process and developing continuing education programs for our directors,
• reviewing our corporate governance principles and policies and providing recommendations to the Board regarding possible changes, and
• reviewing and monitoring compliance with the Company’s Code of Business Conduct and Ethics and our Insider Trading Policy.

Meetings held in fiscal 2024: two

Members:
Dolores J. Ennico
Dr. Steven H. Kaplan
Edward D. Stewart

Each member satisfies the NYSE’s independence requirements for nominating and governance committee members.

Director Qualities and Board Diversity
The Board seeks to have a diverse group of members who possess the background, skills and expertise to make a significant contribution to the Board, the Company and our stockholders. In selecting a nominee for the Board, the Nominating and Governance Committee considers the background, skills and expertise that would complement the existing Board and ensure that its members are of sufficiently diverse and independent backgrounds, recognizing that the Company’s businesses and operations are diverse and global in nature. Desired qualities for Board members include
•	high-level leadership experience in business or administrative activities, and significant accomplishment,
•	breadth of knowledge about issues affecting the Company,
•	proven ability and willingness to contribute special competencies to Board activities,
•	personal integrity,
•	loyalty to the Company and concern for its success and welfare,
•	ability and willingness to apply sound and independent business judgment,
•	awareness of a director’s vital role in assuring the Company’s good corporate citizenship and corporate image,
•	no present conflicts of interest,
•	availability for meetings and consultation on Company matters, enthusiasm about the prospect of serving,
•	willingness to assume broad fiduciary responsibility, and
•	willingness to become a Company stockholder.
In evaluating candidates, the Nominating and Governance Committee reviews all candidates in the same manner, regardless of the source of the recommendation. The policy of the Committee is to consider individuals recommended by stockholders for nomination as a director in accordance with the procedures described under “Stockholder Proposals and Director Nominations” below.
The Nominating and Governance Committee considers various kinds of diversity such as diversity of professional background and capabilities, knowledge of specific industries and geographic experience, as well as the more traditional diversity concepts of race, gender and national origin, when considering whether to nominate an individual for Board membership. The Board believes it is important that its members represent diverse viewpoints and perspectives in their application of judgment to Company matters. The Nominating and Governance Committee assesses the effectiveness of this objective when evaluating new director candidates and when assessing the composition of the Board.
[16]	2024 Proxy Statement

The following matrix identifies the primary experience, qualifications, and skills, as well as gender/ethnic/racial diversity, of each of our directors. This matrix does not encompass all the experience, qualifications or skills of our directors, and the fact that a particular experience, qualification, or skill is not listed does not mean that a director does not possess it. The type and degree of experience, qualifications and skills listed below may vary among members of the Board.
Experience, Qualifications, Skills or Diversity	Michael Hartnett	Michael Ambrose	Daniel Bergeron	Richard Crowell	Dolores Ennico	Amir Faghri	Steven Kaplan	Edward Stewart
Leadership Experience	✔	✔	✔	✔	✔	✔	✔	✔
Industry Experience	✔	✔	✔	✔	✔	✔
Corporate Governance/Board Experience	✔	✔	✔	✔	✔	✔	✔	✔
Financing/Accounting Experience	✔		✔	✔				✔
Human Capital Management Experience	✔				✔	✔	✔	✔
Mergers and Acquisitions Experience	✔		✔	✔	✔			✔
International Experience	✔	✔	✔		✔	✔	✔	✔
Risk Management Experience		✔	✔		✔			✔
Academics & Research Experience	✔					✔	✔
Technology & Cybersecurity Skills	✔	✔				✔
Independence		✔		✔	✔	✔	✔	✔
Gender/Ethnic/Racial Diversity					✔	✔
Corporate Governance Guidelines
The Board maintains Corporate Governance Guidelines, which, among other things, set forth the Company’s expectations and policies with respect to the roles and responsibilities of the Board, director affiliations and conflicts, director compensation, standards of director conduct, and the qualifications and other criteria for director nominees. The Nominating and Governance
Committee is responsible for periodically reviewing and reassessing the adequacy of these guidelines and recommending changes to the Board for approval. Our Corporate Governance Guidelines are available on the Company’s website at www.investor.rbcbearings.com/corporate-governance/governance-highlights.
Code of Conduct and Ethics
The Company’s employees, officers and directors are required to abide by the Company’s Code of Conduct and Ethics (the “Code of Ethics”), which is intended to ensure that the Company’s business is conducted in a consistently legal and ethical manner. The Code of Ethics covers areas of professional conduct such as conflicts of interest, fair dealing, the protection of confidential information, and compliance with laws, regulations and rules. The Code of Ethics is available on the Company’s website at www.investor.rbcbearings.com/corporate-governance/governance-highlights.
Board Risk and Compensation Risk Oversight
The Board has oversight responsibility of the processes established to report and monitor systems for material risks applicable to the Company. The Board focuses on the Company’s general risk management strategy and the most significant risks facing the Company and ensures that appropriate risk mitigation strategies are implemented by management. The Board has delegated to its various committees the oversight of risk management practices for categories of risk relevant to their functions. For example, the Audit Committee oversees risks associated with the Company’s systems of disclosure controls and internal controls over financial reporting, compliance with legal and regulatory requirements, and risks associated with cyber security, foreign exchange, insurance, credit and debt. The Nominating and Governance Committee oversees risks associated with sustainability. The Compensation
Committee considers risks related to the attraction and retention of talent, and risks related to the design of the compensation program. The full Board is responsible for considering strategic risks and succession planning and receives reports from each Committee as to risk oversight within their areas of responsibility.
The Company’s senior management periodically reports on risk management policies and practices to the relevant Board committee or to the full Board so that any decisions can be made as to any required changes to the Company’s risk management and mitigation strategies or to the Board’s oversight of these.
Finally, as part of its oversight of the Company’s executive compensation program, the Compensation Committee considers the impact of the Company’s executive compensation program, and the incentives created by the compensation
2024 Proxy Statement	[17]

awards that it administers, on the Company’s risk profile. In addition, the Compensation Committee reviews all of the Company’s compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk-taking, as well as our executive compensation clawback policy, to determine whether they present a significant risk to the Company. Based on this review, the Company has concluded that its compensation policies and procedures are not reasonably likely to have a material adverse effect on the Company.
Board Leadership Structure
The Board has no formal policy with respect to the separation of the offices of the Chairman and the Chief Executive Officer, which are currently combined. However, the Board understands that no single leadership model is right for all companies and at all times. The Board believes that it should have the flexibility to make decisions as to the Chairman position from time to time in the way that it believes will best provide effective leadership for the Company. Accordingly, the Board periodically reviews its leadership structure, including whether these offices should be separate. The Board has determined that the current structure consisting of combined roles of Chairman and CEO is an effective and appropriate leadership structure for the Company at this time. All the current members of the Board are independent, except for the CEO and COO, and all of our Board committees are composed entirely of independent directors. The Board does not have a lead independent director, although the Chair of the Audit Committee serves as the presiding director at executive sessions of the Board.
Stockholder Outreach
The Board values its relationship with our stockholders, and periodically engages with them in discussions about our performance and corporate practices, including governance and executive compensation. The feedback received is valuable and helps inform Board decisions. Our most recent stockholder outreach took place earlier this year. See “Compensation Discussion and Analysis—Stockholder Engagement and 2023 Say-on-Pay Results” below.
Environmental, Social and Governance Values
We know that caring about our impact on the environment and society and how we govern RBC are essential to generating long-term value for the Company and our stakeholders, and we are constantly looking for ways to improve our performance in all three areas. On the environmental side, our mission is to develop and produce innovative products that reduce friction and wear in our customers’ products to the lowest level possible, thereby making those products more efficient and longer lasting. This enables the users of our products to further their sustainability efforts by both reducing their consumption of petroleum-based lubricants and fossil fuels, thereby reducing resulting greenhouse gas emissions, and reducing maintenance processes that can adversely affect the environment. From a social perspective, human capital management is central to the Company’s success. The recruitment, training, advancement and retention of engineers and skilled manufacturing professionals are critical to RBC’s mission to innovate, solve problems, and timely deliver products that exceed our customers’ expectations. Safety is of paramount importance to RBC and so we go to great lengths in striving for a zero-incident workforce that is consistent with our mandate to produce the highest quality, highly engineered products. Finally, we have robust corporate policies and governance frameworks that ensure our reporting is reliable. More information regarding our environmental, social and governance values is available at www.investor.rbcbearings.com/ESG.
Hedging Policy
We have a policy that prohibits any director, officer or employee from purchasing, selling or engaging in any other transaction involving any derivative securities that relate to any equity securities of the Company. A “derivative security” includes any option, warrant, convertible security, stock appreciation right or similar security with an exercise or conversion price or other value that relates to the value of any equity security of the Company (other than any of the foregoing issued pursuant to our long-term equity incentive plans).
[18]	2024 Proxy Statement

Director Compensation
Non-employee members of the Board receive $50,000 per year, payable quarterly, and the Chairs of the Compensation and Audit Committees each receive an additional $5,000 per year for serving in that capacity. Upon the approval of the Board based on the recommendation of the Compensation Committee, each non-employee director also receives an annual award of restricted stock, which vests over three years, and an annual award of stock options, which have an exercise price equal to the closing price of our common stock on the award date and vest over five years. Directors are entitled to reimbursement for reasonable out-of-pocket expenses incurred in connection with attendance at Board and committee meetings. During fiscal 2024, the non-employee directors received the following compensation:
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Michael H. Ambrose	50,000	247,428	94,160	391,588
Richard R. Crowell	50,000	247,428	94,160	391,588
Dolores J. Ennico	55,000	247,428	94,160	396,588
Dr. Amir Faghri	50,000	247,428	94,160	391,588
Dr. Steven H. Kaplan	50,000	247,428	94,160	391,588
Edward D. Stewart	55,000	247,428	94,160	396,588
(1)
The amounts represent the fair market value on the date of award of restricted shares and non-qualified stock options awarded during the fiscal year. The fair market value of restricted shares is calculated using the closing stock price on the date of award ($206.19) multiplied by the number of shares awarded (1,200). The fair market value of stock options is calculated using the Black-Scholes model, which determined a fair value of $94.16 per option for the 1,000 options awarded. As these represent values as of the date of award, they do not reflect the actual value that will be received at the time the restricted shares vest or the options are exercised, which value will depend on market conditions at that time.

The Compensation Committee reviews non-employee director compensation annually and recommends changes to the Board for approval. In May of 2024 the Compensation Committee recommended to the Board that the next annual equity awards to each independent director have a total value of $325,000 with the restricted stock component representing 60% of the value and the stock options making up the remaining 40% of the value (based on the Black-Scholes model). This was in contrast to the Committee’s past practice of recommending awards of specific numbers of restricted stock shares and stock options. The new practice is consistent with the Compensation Committee’s approach to equity compensation for the CEO and COO and will result in more predictable compensation for independent directors. Based on the Compensation Committee’s recommendation, in May 2024 the Board awarded each independent director 678 shares of restricted stock and 974 stock options, having an aggregate value of $325,000.
2024 Proxy Statement	[19]

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Since the start of fiscal 2024 the Company has not been a party to, nor have we proposed, any transaction or series of similar transactions in which the amount exceeds $120,000 and in which any director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than employment agreements and other compensation arrangements that are described in “Executive Compensation” below. The Company’s directors and executive officers are subject to annual related-party certifications and the Code of Ethics requires that an employee or director avoid placing themself in a position in which their personal interests could interfere in any way with the interests of the Company.
While the Company has various controls in place to identify potential related-party transactions, we do not have a formal policy regarding the Board’s review and approval of related party transactions.
We have not made payments to directors other than as described in “Board of Directors and Corporate Governance—Director Compensation” above. We have not made any loans to any director or officer nor have we purchased any shares of our common stock from any director or officer, other than the repurchase of shares from officers at fair market value to cover (i) the exercise price of stock options and (ii) taxes relating to the vesting of shares of restricted stock and exercise of stock options.
PRINCIPAL STOCKHOLDERS
The following table sets forth information known to the Company regarding beneficial ownership of the Company’s common stock, as of July 1, 2024, by each director, each of our named executive officers, and by all of our directors and executive officers as a group. Information in the table is derived from SEC filings made by such persons under Section 16(a) of the Exchange Act and other information received by the Company.
Directors and Officers
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)(3)	Percent of Class(4)
Michael J. Hartnett	419,575	1.4%
Michael H. Ambrose	8,228	*
Daniel A. Bergeron	219,002	*
Richard R. Crowell	33,135	*
Dolores J. Ennico	7,578	*
Dr. Amir Faghri	3,978	*
Dr. Steven H. Kaplan	4,193	*
Edward D. Stewart	27,461	*
John J. Feeney	5,372	*
Richard J. Edwards	16,739	*
Robert M. Sullivan	32,382	*
All directors and executive officers as a group (11 persons)	777,643	2.6%
(1)
Each person in this table has sole voting and dispositive power with respect to their shares or shares such power with their spouse. None of these shares are held in margin accounts or pledged or otherwise available to a lender as security.

(2)
Includes the following restricted shares held as of July 1, 2024: Dr. Hartnett – 48,297; Mr. Ambrose – 1,978; Mr. Bergeron – 17,693; Mr. Crowell – 1,978; Ms. Ennico – 1,978; Dr. Faghri – 1,978; Dr. Kaplan – 1,978; Mr. Stewart – 1,978; Mr. Feeney – 1,880; Mr. Edwards – 3,550; Mr. Sullivan – 5,500; all directors and executive officers as a group – 88,788.

(3)
Includes the following unissued shares that are subject to stock options that are exercisable within 60 days of July 1, 2024: Dr. Hartnett – 126,536; Mr. Ambrose – 1,500; Mr. Bergeron – 107,594; Mr. Crowell – 1,400; Ms. Ennico – 1,200; Dr. Faghri – 600; Dr. Kaplan – 1,600; Mr. Stewart – 4,000; Mr. Feeney – 2,296; Mr. Edwards – 4,200; Mr. Sullivan – 22,200; all directors and executive officers as a group – 273,126.

(4)	Based on 29,221,224 shares of common stock outstanding as of July 1, 2024 plus the unissued option shares of each person referred to in footnote (3).
*Less than 1.0%.
[20]	2024 Proxy Statement

Outside Investors
The following table sets forth each stockholder that, as of July 1, 2024, was known by us to be the beneficial owner of more than 5% of our common stock. Information in the table is derived from SEC filings made by such persons prior to February 15, 2024 pursuant to Section 13 of the Exchange Act.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	2,711,736(2)	9.3%
BlackRock Inc. 55 East 52nd Street, New York, NY 10055	2,607,586(3)	8.9%
Durable Capital Partners LP 5425 Wisconsin Avenue, Chevy Chase, MD 20815	2,416,738(4)	8.3%
T. Rowe Price Associates, Inc. 100 E. Pratt Street, Baltimore, MD 21202	2,077,450(5)	7.1%
Kayne Anderson Rudnick Investment Management LLC 1800 Avenue of the Stars, Los Angeles, CA 90067	1,931,657(6)	6.6%
Wasatch Advisors LP 505 Wakara Way, Salt Lake City, UT 84108	1,759,189(7)	6.0%
(1)	Based on 29,221,224 shares of common stock outstanding as of July 1, 2024.
(2)
A Form 13G/A filed February 13, 2024 indicates that it has (i) sole voting power over zero shares, (ii) shared voting power over 10,316 shares, (iii) sole dispositive power over 2,673,955 shares, and (iv) shared dispositive power over 37,781 shares.

(3)
A Form 13G/A filed January 25, 2024 indicates that it has (i) sole voting power over 2,548,596 shares, (ii) sole dispositive power over 2,607,586 shares, and (iii) shared voting and dispositive power over zero shares.

(4)	A Form 13G/A filed February 12, 2024 indicates that it has (i) sole voting and dispositive power over 2,416,738 shares, and (ii) shared voting and dispositive power over zero shares.
(5)
A Form 13G/A filed February 14, 2024 indicates that it has (i) sole voting power over 436,108 shares, (ii) sole dispositive power over 2,075,116 shares, and (iii) shared voting and dispositive power over zero shares.

(6)
A Form 13G/A filed February 13, 2024 indicates that it has (i) sole voting power over 1,339,739 shares, (ii) shared voting and dispositive power over 365,280 shares, and (iii) sole dispositive power over 1,566,377 shares.

(7)	A Form 13G filed February 9, 2024 indicates that it has (i) sole voting and dispositive power over 1,759,189 shares, and (ii) shared voting and dispositive power over zero shares.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that the Company’s executive officers, directors and greater than 10% stockholders file reports of ownership and changes of ownership of the Company’s common stock with the SEC. Based on a review of ownership reports filed during fiscal 2024, the Company believes that all Section 16(a) filing requirements were met during the year on a timely basis except that (i) Richard Crowell’s gift of
113 shares on April 26, 2023 was reported on April 1, 2024, (ii) Dr. Michael Hartnett’s exercise of 9,496 stock options and sale of 6,183 of the resulting shares (to pay his option exercise price and withholding taxes) on June 20, 2023 were reported two days late, (iii) John Feeney’s disposition of 34 shares to the Company (to pay withholding tax on the vesting of restricted stock) on February 2, 2024 was reported on May 28, 2024.
2024 Proxy Statement	[21]

Directors and Executive Officers
Dr. Michael J. Hartnett
Dr. Hartnett has been the Company’s President and Chief Executive Officer since 1992 and Chairman of the Board since 1993. Prior to that, Dr. Hartnett served as President and General Manager of our Industrial Tectonics Bearings Corporation, or ITB, subsidiary from 1990, following 18 years at The Torrington Company, one of the three largest bearings manufacturers in the U.S. While at The Torrington Company, Dr. Hartnett held the position of Vice President and General Manager of the Aerospace Business Unit and was, prior to that, Vice President of the Research and Development Division. Dr. Hartnett holds an undergraduate degree from the University of New Haven, a Master’s degree from Worcester Polytechnic Institute and a Doctoral degree in Applied Mechanics from the University of Connecticut. Dr. Hartnett has developed numerous patents, authored more than two dozen technical papers and is well known for his contributions to the field of tribology, the study of friction. Dr. Hartnett served as a director of ATC Technology Corporation, a publicly-owned third-party logistics and automotive aftermarket service provider, until 2010, and served as a director of Process Fab Inc., a private company in the business of precision manufacturing and related services, until 2014. Dr. Hartnett provides the Board with significant leadership and executive experience. His proven leadership capability and his strong knowledge of the complex financial and operational issues facing mid-sized companies provides the Board with a unique and necessary perspective.

Chairman, President and CEO Joined RBC in 1992 Age: 79
Daniel A. Bergeron
Mr. Bergeron has been with the Company since 2003 when he joined us as Vice President, Finance and later that same year was appointed Chief Financial Officer. In 2017, he was additionally appointed Chief Operating Officer and in October 2020 he relinquished the position of Chief Financial Officer. From 2002 until 2003, he served as Vice President and Chief Financial Officer of Allied Healthcare International, Inc., a publicly-held provider of healthcare staffing services. Mr. Bergeron served as Vice President and Chief Financial Officer at Paragon Networks International, Inc., a telecommunications company, from 2000 to 2002. From 1998 to 2000, he served as Vice President and Chief Financial Officer of Tridex Corporation, a publicly-held software company. From 1987 to 1998, Mr. Bergeron held various financial reporting positions with Dorr-Oliver Inc., an international engineering and manufacturing company, including Vice President and Chief Financial Officer. Mr. Bergeron holds a Bachelor of Science degree in Finance from Northeastern University and a Master of Business Administration degree from the University of New Haven. Mr. Bergeron provides the Board with significant financial leadership and executive experience. His proven leadership capability and his strong knowledge of the complex financial and operational issues facing mid-sized companies provides the Board with a unique and necessary perspective.

Vice President and COO Joined RBC in 2003 Age: 64
[22]	2024 Proxy Statement

Michael H. Ambrose
Mr. Ambrose has been a director since 2019. Mr. Ambrose is currently Principal Partner of MH Ambrose Consulting, specializing in Aerospace and Digital Integration consulting. In this capacity, Mr. Ambrose consults with aerospace OEMs, manufacturing suppliers, and advisory boards for private digital solution providers. Additionally, Mr. Ambrose is recognized as a subject matter expert on digital integration. Since 2021, he has given over fifteen significant presentations on digital transformation, including for the World Affairs Council and a NATO summit in Brussels. Mr. Ambrose also currently serves as Chairman of the University of New Haven Board of Governors. In 2023, Mr. Ambrose completed a 39-year career with Sikorsky Aircraft, a Lockheed Martin Company, where he held executive leadership positions in complex aerospace design, manufacturing operations, and program management. He served as the Vice-President of Enterprise Business Transformation (2021-2023), Chief Engineer and Vice President of Engineering and Technology (2017-2021), Vice President of Aircraft Design and Manufacturing Engineering (2011-2017), Vice President of International Government Programs (2008-2011), and General Manager of Precision Machining Operations (2005-2008). Among his responsibilities and accomplishments at Sikorsky, he led organizations of over 3,500 engineers and separately 800 factory employees, was co-chair of the Sikorsky senior safety board with responsibility for air worthiness, and successfully implemented numerous lean and digital transformation projects. Mr. Ambrose holds a Mechanical Engineering Bachelor of Science degree from the University of New Haven and an Engineering Management Master of Science degree from the Massachusetts Institute of Technology. Mr. Ambrose’s diverse and extensive leadership experience in engineering, manufacturing, program management, international business, and digital integration provides the Board with unique and valuable resources pertaining to RBC’s business and understanding of RBC’s customers and industry trends.

Director Joined RBC in 2019 Age: 62
Richard R. Crowell
Mr. Crowell has been a director since 2002. Mr. Crowell is a Managing Partner of Vance Street Capital LLC, a private equity investment firm he founded in 2007. Previously he was the President of Aurora Capital Group, a private equity investment firm he co-founded in 1991. Prior to establishing Aurora, Mr. Crowell was a Partner and President of Acadia Partners, a New York-based investment fund. From 1983 to 1987, he was a Managing Director, Corporate Finance for Drexel Burnham Lambert. He serves on the Board of Visitors of the University of California, Los Angeles Anderson School of Management. Mr. Crowell is a director of Micronics, Inc. and Jet Parts Aviation, all of which are private companies in the businesses of filtration products, aerospace parts, precision manufacturing, engineered solutions, and related services. Mr. Crowell earned a Bachelor of Arts degree from the University of California, Santa Cruz and a Master of Business Administration degree from UCLA’s Anderson School. His extensive financial experience qualifies him as an “audit committee financial expert.” Mr. Crowell brings broad business, financial and executive leadership experience to the Board developed through his leadership roles at Vance Street Capital LLC, Aurora Capital Group LLC, Acadia Partners and Drexel Burnham Lambert. He has extensive experience with a number of precision manufacturing and aerospace companies. In addition, Mr. Crowell’s experience in private investment enables him to bring a valuable investor’s view to the Board and his relationships across the financial community strengthen the Company’s access to capital markets. His board memberships provide deep understanding of trends in the precision manufacturing and aerospace sectors, both of which present ongoing challenges and opportunities for the Company.

Director Joined RBC in 2002 Age: 69
2024 Proxy Statement	[23]

Dolores J. Ennico
Ms. Ennico has been a director since 2020. She is currently the Principal of Canterbury Consulting, which provides strategic consulting services in various business initiatives. She was Chief Human Resources Officer of Olin Corporation from 2009 to 2018 and prior to that served Olin in a variety of capacities from 1974 including Vice President, Administration from 2004 to 2009, Director, Corporate Employee Relations from 2000 to 2004, and Director of Retail Marketing, Pool Chemicals from 1997 to 2000. Ms. Ennico is a member of the Board of Governors of the University of New Haven and a member of its Compensation Committee, is a member of the Advisory Council of Sacred Heart Academy in Hamden, Connecticut, and is a member of the Executive Committee of the Board of the Girl Scouts of Connecticut. She earned a Bachelor of Science degree in Microbiology and a Master of Science degree in Biochemistry from Southern Connecticut State University, and a Master of Business Administration degree from the University of New Haven. Ms. Ennico’s vast experience in human capital management, including executive compensation, and her C-suite experience with a Fortune 500 company are valuable resources for the Board.

Director Joined RBC in 2020 Age: 71
Dr. Amir Faghri
Dr. Faghri was a director from 2004 to 2020 and then was reappointed a director in May 2022. He is currently Distinguished Professor Emeritus and Distinguished Dean Emeritus of Engineering at the University of Connecticut. He is also currently Distinguished Adjunct Professor at the University of California, Los Angeles. He was the Dean of the School of Engineering at the University of Connecticut from 1998 to 2006, and the Head of the Mechanical Engineering Department from 1994 to 1998. Dr. Faghri has authored five books and edited three volumes and authored more than 350 archival technical publications (including 230 journal papers), and holds nine U.S. patents. He has served as a consultant to several major research centers and corporations, including Los Alamos and Oak Ridge national laboratories, Exxon Mobil Corporation, and Intel Corporation. His technical productivity is further complemented by his service on the editorial boards of eight scientific journals. Dr. Faghri received a Bachelor of Science degree with highest honors from Oregon State University and his Master of Science and Doctoral degrees in Mechanical Engineering from the University of California, Berkeley. His extensive experience as a leader in the engineering profession—as an educator, scientist and administrator—along with his associations with U.S. companies and global academic institutions, provides the Company with valuable state-of-the-art resources in engineering, manufacturing and information technology, as well as unparalleled expertise in workforce development.

Director Joined RBC in 2004 and again in 2022 Age: 73
Dr. Steven H. Kaplan
Dr. Kaplan has been a director since 2018. He became President of the University of New Haven in 2004, leading the University through a period of remarkable growth and development, before becoming President Emeritus in 2023. In 2015, in recognition of his contributions to transforming the University, Dr. Kaplan was presented the Chief Executive Leadership Award by the Council for Advancement and Support of Education (CASE) District I. He also was named “Businessman of the Year” by Business New Haven magazine in 2008. Dr. Kaplan was awarded the 2011 William M. Burke Presidential Award for Experiential Education by the National Society for Experiential Education. Previously, Dr. Kaplan was chancellor and professor of English at the University of Virginia’s College at Wise. Dr. Kaplan began his teaching career in 1982 as an Instructor of English at the University of Maryland, European Division. From 1985 to 1989, he served as Visiting Lecturer in American Studies at Eberhard-Karls Universität, Tübingen, Germany, one of the oldest and most highly regarded universities in Europe. After completing his doctoral studies at Eberhard-Karls Universität, he returned to the U.S. to teach English at the University of Southern Colorado. Dr. Kaplan also served as Dean of Arts and Humanities at the State University of New York at Buffalo and as Dean of the College of Liberal Arts and Sciences at Butler University. In addition to earning his Ph.D. in Comparative Literature at Eberhard-Karls Universität, Dr. Kaplan holds a Master of Arts degree (with a concentration in philosophy, German and English) from Eberhard-Karls Universität and a Bachelor of Arts degree from the University of California, Los Angeles. This knowledge and chief executive experience allows Dr. Kaplan to provide the Company with a wealth of valuable international executive experience and a perspective that provides the Board a critical resource for management. His association with U.S. companies and global academia provides the Company with a valuable state of the art executive management resource.

Director Joined RBC in 2018 Age: 71
[24]	2024 Proxy Statement

Edward D. Stewart
Mr. Stewart has been a director since 2013. Mr. Stewart is the former Chairman of the Board of ATC Technology Corporation, a then-publicly-held third-party logistics services provider, and has served on other company boards and audit committees. Mr. Stewart has many years of financial and operational experience with General Electric Company including as Executive Vice President of GE Capital and Chief Financial Officer of a number of other GE businesses. Mr. Stewart formerly served as a member of the Board of Directors of Nordstrom fsb, a formerly wholly-owned subsidiary of Nordstrom, Inc., and a member of its Audit and Investment Committees. Mr. Stewart earned a Bachelor of Arts degree in Economics from Tufts University. His extensive financial experience qualifies him as an “audit committee financial expert.” In addition, his service as a director of other publicly-traded and private companies is a valuable resource to the Board.

Director Joined RBC in 2013 Age: 81
Richard J. Edwards
Mr. Edwards has been with the Company since 1990 when he joined us as Manufacturing Manager for the Hartsville, South Carolina facility. After holding the positions of Plant Manager for the Hartsville Plant, and Director of Operations for the RBC Divisions, he was named Vice President and General Manager for the RBC Divisions in 1996. Prior to joining us, Mr. Edwards spent six years with The Torrington Company as Materials Manager, and later Plant Superintendent in the Tyger River plant. He holds a Bachelor of Science degree in Management from Arizona State University.

Vice President and General Manager Joined RBC in 1990 Age: 68
John J. Feeney
Mr. Feeney joined RBC as Assistant General Counsel in 2014 and in October 2020 was appointed Vice President, General Counsel and Secretary. Prior to that he was Associate Counsel for Conair Corporation, a privately held consumer products company in Stamford Connecticut, from 2008 to 2014, and from 2005 to 2008 Mr. Feeney was Staff Counsel at Volt Information Sciences, Inc., a publicly-owned staffing company. From 2000 to 2005 he was with the New York City Law Department, where he focused on litigation. Mr. Feeney has a Bachelor of Arts degree in History from St. Joseph’s University, a Master of Arts degree from St. John’s University, and a Juris Doctor from SUNY Buffalo, School of Law.

Vice President, General Counsel and Secretary Joined RBC in 2014 Age: 55
Robert M. Sullivan
Mr. Sullivan joined the Company in 2016 as Assistant Corporate Controller, in 2017 was appointed Corporate Controller, and then in October 2020 was appointed Vice President and Chief Financial Officer. From 2013 to 2016 he worked at Sikorsky Aircraft Corporation in business development, program finance and financial planning and analysis. From 2007 until 2013 he was employed by Ernst & Young LLP as an Audit Manager. Mr. Sullivan holds a Bachelor of Science degree in Accounting from Fairfield University, a Master of Science degree in Accounting and Taxation from the University of Hartford, and a Master of Business Administration degree from the University of Connecticut. He is a licensed certified public accountant.

Vice President and CFO Joined RBC in 2016 Age: 40
2024 Proxy Statement	[25]

Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides a description of our executive compensation philosophy and program, the decisions the Compensation Committee has made under this program, and the factors considered in making those decisions.
Compensation Philosophy and Program
Pay-for-Performance Philosophy
The Company’s core focus is on the delivery of sustainable Company performance and long-term stockholder value. The Company’s compensation program is designed to support this focus by incentivizing and rewarding executives for achieving outstanding performance and generating value for our stockholders.
The Company enthusiastically embraces the pay-for-performance philosophy. Over the last several years, we have achieved outstanding performance across numerous metrics, and we believe this outstanding performance underscores the effectiveness of our compensation program. See “Business Highlights—Operating Performance Highlights” above.
The compensation program is designed to attract and retain top quality and experienced executives by providing the opportunity to earn competitive cash compensation based on corporate, business unit and individual performance, plus the opportunity to accumulate stock-based wealth commensurate with the long-
term growth and value created for the Company’s stockholders. The Company provides incentives that promote both the short-term and long-term financial and strategic objectives of the Company. Achievement of short-term objectives is rewarded through base salary and annual performance bonus, while equity awards are used to focus executives on both short-term and long-term goals. These incentives are based on operating plans that utilize adjusted EBITDA, which captures financial objectives of importance to the Company including revenue and earnings growth, cash flow generation, and creation of stockholder value. In addition, ROIC and TSR metrics will be used for a portion of the CEO and COO’s equity compensation in future years. The Company’s compensation program also accounts for individual performance, which enables the Company to differentiate among executives and emphasize the link between personal performance and compensation. See “Performance Metrics and the Use of Adjusted EBITDA” below for information on how we calculate adjusted EBITDA and ROIC.
What We Do	What We Don’t Do
• Annual say-on-pay vote
• Performance-driven compensation philosophy
• Balance compensation with both short- and long-term incentives using multiple performance measures
• Set challenging quantitative performance measures
• Rigorous stock ownership guidelines for executive officers
• Retain independent compensation consultants as needed
• Use an appropriate peer group selected based on a range of factors
• Maintain a clawback policy on all incentive compensation
• Use double-trigger provisions in the event of a change in control
• Engage regularly with stockholders on executive compensation
• Limited perquisites

• No executive officer employment agreements, other than for the CEO and COO
• No guaranteed bonuses or salary increases
• No re-pricing or backdating of options
• No share recycling under long-term incentive plans
• No excessive severance and/or change-in-control provisions
• No tax “gross-ups”

Performance Metrics and the Use of Adjusted EBITDA
Adjusted EBITDA (i.e., our consolidated net income (i) plus interest, taxes, depreciation, amortization and equity-based incentive compensation expense, (ii) plus other non-operating expenses or minus other non-operating income, and (iii) as adjusted for various unusual or non-recurring items) is the core measure used to assess Company operating performance under the variable pay program applicable to our executive officers. The
Company and Compensation Committee believe that adjusted EBITDA is the most appropriate measure of operating performance for a number of reasons, and that, of the various performance metrics we could use under our variable pay program, adjusted EBITDA most closely aligns with our stockholders’ interests. Thus, the Compensation Committee uses adjusted EBITDA performance to determine the majority of
[26]	2024 Proxy Statement

the variable compensation of the CEO and COO. Their annual cash performance bonuses are based solely on adjusted EBITDA performance; achievement of the adjusted EBITDA plan goal results in annual bonuses equal to 150% and 90% of base salary, respectively, while no bonuses are earned for achieving less than 80% of the plan goal. Adjusted EBITDA is also the primary metrics used to determine the size of the CEO and COO’s awards under the long-term equity incentive program, requiring minimum performance of 75% of the plan goal to earn one-year stock awards. We continue to believe quite strongly that adjusted EBITDA is the most appropriate metric and that its use as the primary performance metric is a significant driver for our outstanding results and stock performance.
•
Our motivation in selecting performance metrics is to choose the metric that most accurately captures our performance as a company and the value that we are generating for our stockholders. We strongly believe that adjusted EBITDA is that metric.

•
Adjusted EBITDA is the foundation on which all of our business units run. Over the years we have developed a strong focus and discipline around cash management and capital allocation from the top of the organization to the bottom. We continue to apply this focus in operating the Company today.

•
Adjusted EBITDA allows management, investors and others to evaluate and compare the Company’s core operating results, including return on capital and operating efficiencies, from period to period by removing the impact of the Company’s capital structure (interest expense from our outstanding debt), asset base (depreciation and amortization), tax consequences, other non-operating items, and share-based compensation.

•
Adjusted EBITDA is the measure that guides the Company, through managing cash flow, operating cost and efficiency, and capital allocation, during periods of economic downturn and inhibits the manipulation of operating performance through excessive leverage or capital expenditures, the impact of which are more problematic during periods of economic downturn.

•	Adjusted EBITDA is a key driver for debt covenants.
•	We use adjusted EBITDA for business planning purposes, to run the business, for capital allocation decisions, and to evaluate and price potential acquisitions.
•
In addition to its use by management, we also believe adjusted EBITDA is a measure widely used by securities analysts, investors, and others to evaluate the financial performance of the Company and other companies in our industry.

•	We view adjusted EBITDA as the most reliable bellwether of how well we are converting the Company’s revenue into value for our stockholders.
We have relied on adjusted EBITDA as our primary performance metric since our IPO in 2005, when our stock entered the market at $14.50 per share. On July 9, 2024, our stock closed at $278.12 per share.
In addition to adjusted EBITDA, since 2018 we have used ROIC (i.e., return on invested capital) as a metric for determining a portion of the size of the CEO and COO’s awards under the equity incentive program. ROIC is defined as adjusted operating income (AOI) divided by equity plus debt less cash, with equity, debt and cash adjusted to eliminate the effects of acquisitions and divestitures. AOI is defined as operating income adjusted to eliminate the effects of acquisitions, divestitures and unusual or non-recurring items. The use of ROIC as a performance metric came out of investor feedback that we received in 2017 as well as our belief that ROIC captures not just profitability but whether the magnitude of profitability is appropriate for the investments made. ROIC can also be compared across companies and industries and provides a closer link to key drivers of value creation. We also believe that ROIC works in close synergy with our primary metric of adjusted EBITDA.
2024 Proxy Statement	[27]

Following investor outreach in early 2024, the Compensation Committee decided to also use Total Shareholder Return (TSR) as an additional metric for determining a portion of the size of the CEO and COO’s awards under the equity incentive program, starting with awards to be made in fiscal 2028 for the Company’s TSR performance against its peer group average TSR during the trailing five-year period. See “Stockholder Engagement and 2023 Say-on-Pay Results” below.
Compensation Governance Policies
Compensation Committee Interlocks and Insider Participation. No member of the Compensation Committee has ever been an officer or employee of the Company, or had any relationship with the Company requiring disclosure as a related-party transaction. No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Board or the Compensation Committee during fiscal 2024.
Compensation Clawback Policy. The Company maintains a Compensation Clawback Policy in order to foster a culture that emphasizes integrity and accountability and that reinforces our pay-for-performance compensation philosophy. This policy, which complies with the listing standards of the New York Stock Exchange and SEC regulations, provides that if we need to restate our financial statements (or have a “little r” restatement) and the amount of any incentive-based compensation actually paid or awarded to any executive officer would have been less had it been calculated based on such restated financial statements, then, subject to certain exceptions permitted by the NYSE, the Compensation Committee must seek to recover the pre-tax difference between the amount actually paid and the amount that should have been paid. The Compensation Clawback Policy is filed as Exhibit 97 to our Annual Report on Form 10-K filed May 17, 2024.
Stock Ownership Guidelines. We have stock ownership requirements for each of our executive officers and non-employee directors. These stock ownership requirements are designed to encourage stock ownership by our executive officers and non-employee directors, thereby aligning their interests with those of our other stockholders. Each executive officer and non-employee director must achieve and maintain ownership of shares of our common stock at least equal to the following:
Position	Value of Stock
CEO	6x base salary
All other executive officers	3x base salary
Non-employee directors	3x annual retainer fee
Our stock-ownership program requires the accumulation of stock over a five-year period following the date the person becomes subject to stock-ownership requirements. Executive officers who experience a change in base salary have three years from the date of such change to achieve the new level of ownership. Ownership credit is given for restricted stock but not for stock options. The Compensation Committee reviews compliance with these guidelines on an annual basis. The full text of the Company’s Stock Ownership Guidelines is filed as Exhibit 10.1 to our Current Report on Form 8-K dated June 17, 2013.
Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a public corporation for compensation over $1,000,000 paid in any fiscal year to its named executive officers. The deductibility of compensation is one of many factors that the Compensation Committee takes into consideration when designing the Company’s executive compensation program, but the Committee does not have a policy to limit executive compensation to that deductible under Section 162(m).
Executive Compensation Process and Components
Compensation Committee
• Oversees the manner in which the Board discharges its responsibilities relating to the Company’s executive compensation program.
• In consultation with the Board, the CEO and senior management, develops and approves the executive compensation philosophy.
• Reviews and approves corporate goals and objectives related to the CEO and COO’s compensation and evaluates their performance.
• Determines the CEO and COO’s compensation and reviews and approves the CEO’s recommendations regarding the compensation of the other executive officers.
• Sole authority to retain executive compensation consultants engaged to provide advice to the Compensation Committee in connection with its responsibilities and to retain other professional advisors when necessary or appropriate.

Dolores J. Ennico (Chair) Dr. Amir Faghri Dr. Steven J. Kaplan Each member satisfies the NYSE’s independence requirements.
[28]	2024 Proxy Statement

Outside Compensation Advisor	• Provides peer group compensation data. • Provides information regarding compensation best practices. • Assists with compensation program design.
As selected and retained by the Compensation Committee from time to time.
Senior Management
• The CEO, who is in the best position to initially assess performance, makes recommendations to the Compensation Committee regarding compensation decisions regarding the executive officers other than the CEO and COO.
• Senior management provides input and feedback to the Compensation Committee regarding the Compensation Committee’s compensation process and the compensation program design.
• Senior management may be invited to attend Compensation Committee or Board meetings from time to time, or to contribute materials for such meetings.

CEO, COO, CFO, General Counsel
Base Salary
Base salaries for the executive officers are reviewed annually by the Compensation Committee taking into account a number of factors including:
•	The terms of the officer’s employment agreement in the case of the CEO and COO;
•	Peer group data;
•	The CEO’s salary recommendations in the case of officers other than the CEO;
•	Tenure
•	Performance in role;
•	Competitive positioning against market;
•	Value to the Company and future potential;
•	Scope of responsibility; and
•	Prior experience.
As part of the Compensation Committee’s review of all the elements of the CEO’s compensation program, the CEO’s base salary was increased for fiscal 2025 to better align his salary with the Company’s increasing size and profitability. See “Executive Compensation—Compensation Program Components and Pay Outcomes for Fiscal 2024—Base Salaries” below for additional information about the base salaries of the executive officers.
Annual Performance Bonuses
Cash performance bonuses are paid to the executive officers each year depending on Company performance and, in the case of executive officers other than the CEO and COO, individual performance. The bonuses for the CEO and COO are prescribed in their employment agreements, which were first put in place several years ago. The CEO or COO’s bonus for a particular year equals their base salary multiple that corresponds to the Company’s performance level against its adjusted EBITDA plan goal for the year. The Compensation Committee believes that these bonuses incentivize the CEO and COO to deliver the best possible short-term performance while still maintaining a focus on long-term performance through the other elements of their compensation program. For details regarding how the performance bonuses payable to the executive officers are determined each year, see “Executive Compensation—Compensation Program Components and Pay Outcomes for Fiscal 2024—Annual Performance Bonuses” below.
Long-Term Equity Incentive Awards
Executive officers typically receive an annual award of restricted stock and/or stock options based on criteria that are described under “Executive Compensation—Compensation Program Components and Pay Outcomes for Fiscal 2024—Long-Term Equity Incentive Awards” below. Historically, the CEO and COO received restricted stock and stock options based on formulas tied to the Company’s performance against its adjusted EBITDA and ROIC plans for the prior year. In 2022 the Compensation Committee made changes to the equity awards to the CEO and
COO to provide better incentives for them to deliver long-term performance by tying a portion of the awards to three-year performance cycles, as well as ceasing the use of stock options. The Committee also decided that, in order to have greater predictability of the amount of compensation delivered to the CEO and COO through equity awards, the size of the awards would be tied to a base salary multiple rather than to a number of shares as had been the Company’s practice in the past.
2024 Proxy Statement	[29]

Following investor outreach conducted in early 2024, the Compensation Committee adjusted the CEO/COO equity incentive award program by (i) eliminating the overlapping metrics of the short-term and long-term components by removing ROIC as a short-term metric and adjusted EBITDA as a long-term metric, (ii) adding TSR as a long-term metric, and (iii) adjusting the weighting of the CEO’s short-term and long-term components from 70/30 to 60/40 at the target performance level.
The Compensation Committee believes that the changes to the CEO and COO’s equity incentive award program that were implemented in 2022 and 2024 more closely aligned our compensation program with best practices and stockholder expectations.
Compensation Peer Group
The Compensation Committee compares the Company’s senior management compensation levels with those of companies in a group of peer companies selected by the Compensation Committee based on a number of criteria including industry focus, and company scope measured through market capitalization, headcount and financial performance. The
Compensation Committee believes that this customized approach is preferable to an algorithmic GICS code approach to selecting a peer group, which lacks the precision and ability to take into account unique circumstances that we believe are crucial to devising a fairly representative peer group.
In 2024, the Compensation Committee modified our compensation peer group by replacing seven of the companies as shown below.
New Peer Group
Added	Retained	Removed
Carlisle Companies Dana Enerpac Tool Group Flowserve Gates Industrial Terex Textron	Barnes Group Curtiss-Wright Graco HEICO Hexcel ITT Regal Rexnord Timken Woodword	BWX Technologies Donaldson Franklin Electric Kratos Defense & Security Mercury Systems Moog Watts Water Technologies
Old Peer Group
These changes were made in order to better align RBC with its peers in light of our increasing revenue and profitability.
Our peer group includes companies in the industrial machinery, aerospace & defense, and electrical components and equipment industries.
[30]	2024 Proxy Statement

Stockholder Engagement and 2023 Say-on-Pay Results
The Board values its relationship with our stockholders and the feedback they provide the Company so we periodically engage with them to discuss matters affecting the Company, including executive compensation. Stockholder feedback helps inform the decisions of the Board and the Compensation Committee.
At our annual meeting in September 2023, the Chair of our Compensation Committee was reelected but the say-on-pay proposal received only 53% approval (although that was up from 32% the prior year). We then conducted our most recent stockholder outreach, which took place in early 2024. We extended invitations to stockholders collectively representing over 65% of our outstanding stock and met with stockholders representing over 52% of our outstanding stock to discuss the 2023 say-on-pay vote, our executive compensation program, and our corporate governance practices. The Chair of our Compensation Committee, Dolores J. Ennico, together with our CFO and General Counsel, conducted the outreach.
Stockholders providing feedback were broadly supportive of the enhancements to the CEO/COO equity compensation program implemented in 2022 and 2023 following our prior round of stockholder outreach, in particular:
•	the adoption of a new 3-year performance-based award, as well as the discontinuation of the use of stock options; and
•	the decision to base equity award values on a multiple of base salary rather than a fixed number of shares in order to enhance predictability and transparency.
While they also expressed strong support for the continued use of adjusted EBITDA and ROIC as performance metrics, they expressed a preference that the two metrics not be used for both the one-year and three-year components of the equity incentive program for the CEO and COO (i.e., we should avoid overlapping metrics ). Stockholders generally had a favorable view of the use of a TSR metric (particularly TSR relative to our peer group) in place of adjusted EBITDA for the three-year component, and some of them suggested that the three-year component be more heavily weighted than in the past (as originally designed, the program was weighted 70% to the one-year component and 30% to the three-year component).
Based on this stockholder feedback, the Compensation Committee implemented the changes summarized below and described in more detail under “Executive Compensation—Compensation Program Components and Pay-Outcomes for Fiscal 2024—Long-Term Equity Incentive Awards—Equity Incentive Program for CEO and COO” below.
Stockholder Feedback Regarding Equity Comp Program	RBC Response
• Overlapping metrics should be avoided. • Three-year component should be more heavily weighted. • Third metric should be added to the program.
• ROIC has been removed as a one-year metric and adjusted EBITDA has been removed as a three-year metric.
• The one-year and three-year components of the CEO’s program are now weighted 60/40 at target performance level.
• TSR relative to our peer group has been added as a second metric for the three-year component.

Compensation Committee Report on Executive Compensation
The Compensation Committee of the Board has reviewed and discussed with management the Compensation Discussion and Analysis. Based on that review and discussion, the members of the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
Respectfully submitted,
The Compensation Committee of the Board of RBC Bearings Incorporated
Dolores J. Ennico (Chair)
Dr. Amir Faghri
Dr. Steven H. Kaplan
2024 Proxy Statement	[31]

Executive Compensation

Compensation Program Components and Pay Outcomes for Fiscal 2024
Our named executive officers (NEOs) for fiscal 2024 were:
Name	Position
Dr. Michael J. Hartnett	Chairman, President and Chief Executive Officer(1)
Daniel A. Bergeron	Director, Vice President and Chief Operating Officer(2)
Patrick S. Bannon	Vice President and General Manager, retired(3)
Richard J. Edwards	Vice President and General Manager(2)
John J. Feeney	Vice President, General Counsel and Secretary(2)
Robert M. Sullivan	Vice President and Chief Financial Officer(4)
(1)	Our principal executive officer.
(2)	One of our three most highly compensated executive officers for fiscal 2024 other than our principal executive and financial officers.
(3)
Mr. Bannon retired as an officer of the Company at the end of the third quarter of fiscal 2024. He continued to serve the Company in a consulting role until the end of the first quarter of fiscal 2025. His compensation information is provided in this proxy statement pursuant to Item 402(a)(3)(iv) of Regulation S-K.

(4)	Our principal financial officer.
The NEOs’ primary compensation elements are base salary, annual cash performance bonuses, and long-term equity incentive awards in the form of restricted stock, unrestricted stock and/or stock options. In addition, the NEOs participate in our various employee benefit plans and receive certain perquisites. Details of the NEOs’ compensation and outcomes for fiscal 2024 are described below.
CEO Compensation Mix
For fiscal 2024, our CEO’s total compensation was $8,977,596, of which $7,813,734 (or 87.0%) was pursuant to performance-based compensation programs. The following pay mix graph for the CEO demonstrates the focus on performance-based pay:

[32]	2024 Proxy Statement

Base Salaries
The NEOs’ base salaries for fiscal 2024 were, and their base salaries for fiscal 2025 are, as follows:
	Fiscal 2024 Base Salary	Fiscal 2025 Base Salary	Percent Increase
Dr. Michael J. Hartnett	$ 997,500	$ 1,500,000(1)	50.4%
Daniel A. Bergeron	640,500	672,525(2)	5.0%
Patrick S. Bannon	293,604	NA	NA
Richard J. Edwards	373,118	384,312(2)	3.0%
John J. Feeney	282,730	292,625(2)	3.5%
Robert M. Sullivan	243,800	258,428(2)	6.0%
(1)	Increase effective from March 31, 2024.
(2)	Increase effective from June 1, 2024.
Salary increases are given by the Compensation Committee based on merit, level of responsibility, experience, and performance.
Annual Performance Bonuses
Under the Company’s annual incentive compensation plan, the Company pays performance-based annual cash bonuses based on performance for the fiscal year then completed.
CEO and COO
The CEO and COO are eligible for a performance-based cash bonus each year based on the Company’s performance against its adjusted EBITDA plan for the then-completed fiscal year. The bonus equals the percentage of the CEO’s or COO’s fiscal year-end base salary corresponding to the level of adjusted EBITDA performance for the year as set forth in the following table.
CEO and COO Annual Bonus
Percentage of Adjusted EBITDA to Plan	CEO Bonus as a Multiple of Base Salary	COO Bonus as a Multiple of Base Salary
Less than 80.0%	0.0x	0.0x
80.0% to 89.9%	0.75x	0.45x
90.0% to 99.9%	1.0x	0.6x
100.0% to 109.9%	1.5x	0.9x
110.0% to 119.9%	2.0x	1.2x
120.0% or higher	2.5x	1.5x
Executive Officers in Charge of Business Units
For executive officers who are in charge of business units (only Mr. Edwards as of the end of fiscal 2024), a range of performance measures beyond adjusted EBITDA are taken into account when determining their annual performance bonuses in order to reflect the areas for which they are directly accountable. These annual performance bonuses are based on the following three-part performance plan:
1.
Divisional sales plus depreciation minus total factory costs for the fiscal year. This component is targeted at 50% of the total annual performance incentive (or 30% of the executive’s fiscal year-end base salary), subject to adjustment based on level of achievement as noted below

Percentage of Achievement of Target Goal	Amount of Bonus as Percentage of Target
Less than 80.1%	No bonus
80.1% to 99.9%	Pro rata portion of 100%
100.0%	100%
100.1% to 119.9%	Pro rata portion of 200%
120.0% or higher	200%
2.	Divisional revenue growth relative to U.S. gross domestic product. This component is equal to 25% of the total target annual performance incentive (or 15% of the executive’s fiscal
2024 Proxy Statement	[33]

year-end base salary). This component is earned upon achievement of divisional revenue growth that exceeds two times the U.S. gross domestic product.
3.
Non-financial and qualitative performance goals. This component is equal to 25% of the total target annual performance incentive (or 15% of the executive’s fiscal year-end base salary). The CEO reviews non-financial performance in areas critical to the long-term success of the business.

In addition to annual performance bonuses, the Compensation Committee may approve additional discretionary bonuses to these executive officers in the case of exceptional performance, which is determined by the Committee with the CEO’s input.
Other Executive Officers
The annual performance bonuses for any other executive officer (i.e., the CFO and any other officer who is not the CEO or COO or in charge of a business unit), is equal to a percent of their fiscal year-end base salary depending on the Company’s overall performance and the executive officer’s individual performance as determined by the Compensation Committee with the CEO’s input.
Fiscal 2024 Performance Bonus Payouts
The adjusted EBITDA goal for fiscal 2024 performance bonuses for the CEO and COO was set at $460.4 million in accordance with the Company’s operating plan for the year, and actual adjusted EBITDA for the year was $482.1 million, which equated to 104.7% of the plan goal. Based on this performance, the Compensation Committee approved the following annual incentive plan payments and discretionary bonuses for fiscal 2024:
	Performance Bonus	Discretionary Bonus	Total Bonus	Bonus as a Percentage of Base Salary
Dr. Michael J. Hartnett	$1,496,250	NA	$1,496,250	150.0%
Daniel A. Bergeron	576,450	NA	576,450	90.0%
Patrick S. Bannon(1)	-	-	-	-
Richard J. Edwards	296,629(2)	-	296,629	88.3%
John J. Feeney	NA	$65,000	65,000	23.0%
Robert M. Sullivan	NA	150,000	150,000	61.5%
(1)	Because Mr. Bannon retired prior to the completion of fiscal 2024, he did not receive a performance bonus for the year.
(2)	Based on achievement of the following performance to target goal under his performance bonus plan: 113.1% of part 1; 100.0% of part 2; 100.0% of part 3.
Long-Term Equity Incentive Awards
The Company makes equity awards under its long-term incentive plans, which plans have been approved by the Company’s stockholders. These plans provide for awards of stock, restricted stock, stock options and other types of equity awards for directors, executive officers and other key employees of the Company. See “Equity Incentive Plans” below. Using equity for long-term incentives provides for strong-stockholder alignment and strong long-term Company performance.
In determining the size of the 2024 long-term incentive awards, the Committee considers market practice, stockholder interest, retention, the portion of pay at risk, and the Company’s long-term business strategy, rewarding executives for their contribution to revenue and efficient use of capital.
Equity Incentive Program for CEO and COO
The equity incentive program for the CEO and COO is composed of one-year and three-year performance-based stock awards. The value of each award is equal to the pre-established base salary multiple that corresponds with our level of performance against pre-established financial metrics. The one-year awards for fiscal 2024 and prior years were based on performance against adjusted EBITDA and ROIC targets, but awards for fiscal 2025 and subsequent years will be based exclusively on performance against adjusted EBITDA targets. The three-year awards for the two three-year periods ending with fiscal 2025 and
2026 will be based on performance against previously established adjusted EBITDA and ROIC targets, but awards for the three-year periods ending with fiscal 2027 and subsequent years will be based on performance against ROIC targets and the average TSR of the Company’s peer group. One-year awards have been in the form of shares of restricted stock subject to three-year vesting, but future one-year awards for the CEO will be shares of unrestricted (i.e., fully vested) stock, and all three-year awards will be in the form of shares of unrestricted stock.
[34]	2024 Proxy Statement

One-Year Performance-Based Stock Component. For fiscal 2024 the Compensation Committee established adjusted EBITDA and ROIC targets of $460.4 million and 8.51%, respectively. Based on our actual results of $482.1 million of adjusted EBITDA (104.7% of plan) and ROIC of 8.96% (0.45% above plan), in May 2024 Dr. Hartnett was awarded 17,167 shares of restricted stock having an aggregate award date value of $5,027,356 (5.0 times base salary), and Mr. Bergeron was awarded 6,736 shares of restricted stock having an aggregate award date value of $1,972,638 (3.1 times base salary).
For future fiscal years the one-year component of the program will provide the CEO and the COO with an award of stock based on the Company’s adjusted EBITDA performance against the plan for the year. The number of shares awarded will equal (i) the officer’s base salary at the end of the fiscal year multiplied by the base salary multiple that corresponds to the Company’s level of performance to the plan, divided by (ii) RBC’s closing stock price on the award date. The CEO will be awarded shares of unrestricted stock while the COO will be awarded shares of restricted stock, which will vest and cease to be restricted in one-third increments on each of the first, second and third anniversaries of the award date. The criteria for determining future one-year awards to the CEO and COO are as follows:
CEO and COO One-Year Adjusted EBITDA-Based Awards
Percentage of Adjusted EBITDA to Plan	CEO Award Value as a Multiple of Base Salary	COO Award Value as a Multiple of Base Salary
Less than 75.0%	0.0x	0.0x
75.0% to 84.9%	2.8x	1.45x
85.0% to 94.9%	3.5x	1.9x
95.0% to 104.9% (target)	4.5x	2.6x
105.0% to 114.9%	5.25x	3.05x
Over 114.9%	6.65x	4.85x
Three-Year Performance-Based Stock Component. The Compensation Committee has established adjusted EBITDA and ROIC targets for each of the three-year periods ending with fiscal 2025 and 2026 and upon completion of each of those periods the CEO and the COO will receive two awards of stock based on the Company’s performance against those targets. The number of shares awarded will equal (i) the officer’s base salary at the end of the three-year period multiplied by the base salary multiple that corresponds to the Company’s level of performance to plan, divided by (ii) RBC’s closing stock price on the award date. The shares will be unrestricted. The criteria for determining the awards to the CEO and COO are as follows:
CEO and COO Three-Year Adjusted EBITDA-Based Awards(1)
Percentage of adjusted EBITDA to Plan	CEO Award Value as a Multiple of Base Salary	COO Award Value as a Multiple of Base Salary
Less than 75.0%	0.0x	0.0x
75.0% to 84.9%	0.6x	0.3x
85.0% to 94.9%	0.9x	0.6x
95.0% to 104.9% (target)	1.2x	0.8x
105.0% to 114.9%	1.65x	1.0x
Over 114.9%	2.25x	1.25x
(1)	For three-year periods ending with fiscal 2025 and fiscal 2026.
	CEO and COO Three-Year ROIC-Based Awards(1)
	ROIC as % of Plan(2)	CEO Award Value as a Multiple of Base Salary(2)	COO Award Value as a Multiple of Base Salary(2)
Threshold	-0.75%	0.3x	0.2x
Target	0.00%	0.6x	0.3x
Maximum	+0.75%	1.2x	0.7x
(1)	For three-year periods ending with fiscal 2025 and fiscal 2026.
(2)	In between is straight line.
2024 Proxy Statement	[35]

For three-year periods ending with fiscal 2027 and thereafter, instead of the awards described above based on adjusted EBITDA and ROIC performance, the CEO and the COO will receive two awards of stock based on (i) the Company’s five-year trailing TSR against the average TSR of the Company’s peer group as it exists at the start of the three-year period, and (ii) the Company’s performance against an ROIC target for the three-year period as follows:
CEO and COO TSR-Based Awards(1)
Trailing Five-Year TSR as a Percentage of Peer Group Average	CEO Award Value as a Multiple of Base Salary	COO Award Value as a Multiple of Base Salary
Less than 75.0%	0.0x	0.0x
75.0% to 84.9%	0.5x	0.25x
85.0% to 94.9%	0.75x	0.5x
95.0% to 104.9%	1.0x	0.65x
105.0% to 114.9%	1.25x	0.75x
Over 114.9%	1.5x	0.85x
(1)	For three-year periods ending with fiscal 2027 and thereafter.
	CEO and COO Three-Year ROIC-Based Awards(1)
	ROIC as % of Plan(2)	CEO Award Value as a Multiple of Base Salary(2)	COO Award Value as a Multiple of Base Salary(2)
Threshold	-0.75%	1.0x	0.4x
Target	0.00%	2.0x	0.6x
Maximum	+0.75%	4.0x	1.75x
(1)	For three-year periods ending with fiscal 2027 and thereafter.
(2)	In between is straight line.
Because the first plan for the three-year component of the long-term incentive program was established for fiscal years 2023, 2024 and 2025, the Company has yet to make any awards under the three-year component.
Purpose Behind Program Modifications. The modifications to the equity incentive program described above were made by the Compensation Committee in 2024 in response to investor feedback regarding the use of overlapping metrics in the one-year and three-year components of the program and the relative weighting of the two components. The overlapping metrics comment has been addressed by eliminating ROIC as a one-year metric, and replacing adjusted EBITDA with TSR as a three-year metric. The relative weighting comment has been addressed by adjusting the CEO’s target salary multiples so that the target value of his one-year award moves from 70% to 60% of the total value of the equity incentive program and his three-year award moves from 30% to 40% of the total value once the modified program is fully implemented in fiscal 2028.
Performance Targets for Future Awards. Future awards to be made to the CEO and COO under the one-year and three-year components of the performance-based equity program will be based on performance against the Company’s adjusted EBITDA and ROIC plans established by the Compensation Committee at the beginning of the relevant performance periods. The Committee has decided that we will not disclose those targets in advance because adjusted EBITDA is the key metric for our performance and disclosure of our targets would provide our competitors insight into our business strategy and could cause us substantial harm.
Equity Incentive Program for Other Executive Officers
When determining whether to make equity awards to the executive officers, other than the CEO and COO, and when determining the size of any such awards, the Compensation Committee considers a number of factors:
•	Assessments by the CEO and the Compensation Committee of the achievement of applicable performance metrics;
•	The perceived incentive that any award would provide to generate long-term stockholder value; and
•	The contribution of the individual.
Restricted stock and stock options awarded to the other executive officers vest in one-fifth increments over the first five anniversaries of the award date. Stock option exercise prices are set at RBC’s closing stock price on the award date and options expire after seven years. To date all options awarded to executive officers have been non-qualified stock options, not incentive stock options.
[36]	2024 Proxy Statement

Long-Term Equity Incentive Awards for Fiscal 2024
The Compensation Committee approved the following awards under the long-term equity incentive plans in fiscal 2025 for performance in fiscal 2024:
	Restricted Stock Fair Value(1)	Stock Options Fair Value(1)
Dr. Michael J. Hartnett	$5,027,356	NA
Daniel A. Bergeron	1,972,638	NA
Patrick S. Bannon	-	-
Richard J. Edwards	219,638	271,039
John J. Feeney	146,425	135,520
Robert M. Sullivan	292,850	271,039
(1)
The amounts represent the fair market value of the award on the award date. The fair market value of restricted shares is calculated using the closing stock price on the award date ($292.85) multiplied by the number of shares. The fair market value of stock options is calculated using the Black-Scholes model, which determined a fair value of $135.52 per option. As these represent values as of the award date, they do not reflect the actual value that will be received at the time the restricted shares vest or the options are exercised, which value will depend on market conditions at that time.

Important Note About Equity-Based Compensation Data The information regarding long-term equity incentive awards presented in the CEO Compensation Mix chart above and the Summary Compensation and Pay Versus Performance tables below relates to awards made in fiscal 2024 based on fiscal
2023 performance, while the information provided above regarding the awards made in fiscal 2025 based on fiscal 2024 performance will be presented in the CEO Compensation Mix chart and Summary Compensation and Pay Versus Performance tables appearing in next year’s proxy statement.
Benefits and Perquisites
In addition to the core elements of executive compensation outlined above (i.e., base salary, performance-based annual cash bonus, and equity awards under the long-term equity incentive plans), NEOs are eligible for certain additional benefits, perquisites and plans, as described below.
Employee Benefits
The executive officers are eligible to participate in all our benefit plans generally made available to our employees including medical, dental and vision coverage and life insurance.
Retirement Plans
The executive officers participate in the Company’s 401(k) plan on the same terms and conditions as all other eligible employees. The plan is funded by eligible participants through employee contributions and by the Company through a 3% non-contributory amount based on earnings plus certain profit sharing and other matching arrangements at certain business units.
The Company also maintains a Supplemental Executive Retirement Plan (SERP), a non-qualified supplemental pension plan for executives that provides pension benefits in excess of those provided by the 401(k) plan. The SERP allows eligible employees to elect to defer, until termination of their employment, the receipt of up to 75% of their salary and up to 100% of their annual bonus. Accounts are paid, either in a lump sum or installments, upon retirement, death or termination of employment. Accounts are generally payable from our general assets and employees’ right to receive payments are subject to the rights of our creditors.
Perquisite Programs
The perquisites provided to the CEO are set out in his employment agreement and include either 20 hours per year of flight time or a $120,000 annual allowance for non-business travel on private aircraft, a leased vehicle, healthcare expense reimbursements, reimbursement of personal expenses of $50,000, hospitalization insurance, and an apartment in Los
Angeles for use by Dr. Hartnett while on business. The perquisites provided to the COO are set out in his employment agreement and include a vehicle allowance, and healthcare and disability insurance expense reimbursements. Other NEOs may also receive perquisites including reimbursement of certain personal expenses, or a leased vehicle or a vehicle allowance.
2024 Proxy Statement	[37]

Employment Agreements and Change-in-Control and Severance Arrangements
Employment Agreements With CEO and COO
In June 2024, the Company and Dr. Hartnett entered into a new employment agreement that amended and restated his prior employment agreement entered into in 2022. The new agreement has an initial term expiring on March 31, 2026 and automatically renews thereafter for successive 12-month periods unless either party gives 90 days’ notice of nonrenewal. The agreement provides, among other things, for (i) a base salary of $1,500,000 per year, (ii) an annual cash performance bonus as described under “Compensation Program Components and Pay Outcome for Fiscal 2024—Annual Performance Bonus—CEO and COO” above, (iii) annual equity incentive awards as described under “Compensation Program Components and Pay Outcome for Fiscal 2024—Long-Term Equity Awards—Equity Incentive Program for CEO and COO” above, and (iv) certain severance benefits as described under “Severance Other Than Following a Change in Control” below. Dr. Hartnett’s base salary is to be reviewed annually and can be increased, but not decreased, as the Compensation Committee determines. The agreement also contains a change-in-control provision and sets forth certain perquisites he is to receive. A copy of Dr. Hartnett’s employment agreement is filed as Exhibit 10.1 to our Current Report on Form 8-K dated June 28, 2024.
In June 2024, the Company and Mr. Bergeron entered into a new employment agreement that amended and restated his prior employment agreement entered into in 2022. The new agreement has an initial term expiring on March 31, 2026 and automatically renews thereafter for successive 12-month periods unless either party gives 90 days’ notice of nonrenewal. The agreement provides, among other things, for (i) a base salary of $672,525 per year (ii) an annual cash performance bonus as described under “Compensation Program Components and Pay Outcome for Fiscal 2024—Annual Performance Bonus—CEO and COO” above, (iii) annual equity incentive awards as described under “Compensation Program Components and Pay Outcome for Fiscal 2024—Long-Term Equity Awards—Equity Incentive Program for CEO and COO” above, and (iv) certain severance benefits as described under “Severance Other Than Following a Change in Control” below. Mr. Bergeron’s base salary is to be reviewed annually and can be increased, but not decreased, as the Compensation Committee determines. The agreement also contains a change-in-control provision and sets forth certain perquisites he is to receive.. A copy of Mr. Bergeron’s employment agreement is filed as Exhibit 10.2 to our Current Report on Form 8-K dated June 28, 2024.
The other executive officers do not have employment agreements and are employed “at will.”
Change-in-Control Arrangements
Change-in-control compensation arrangements generally protect income for key executives who would likely be involved in decisions regarding and/or successful implementation of merger/acquisition activity and who are at risk for job loss if a takeover of the Company were to occur. We believe it is in the best interests of the Company and our stockholders to have such an agreement with our CEO, COO and certain other executive officers in order (i) for the Board to be able to receive and rely upon the executive’s advice and counsel as to the best interests of the Company and our stockholders without concern that they might be distracted or influenced by the personal uncertainties and risks created by merger/acquisition proposals or threats, and (ii) to encourage them to remain with the Company and to continue to devote full attention to the Company’s business.
Each of Dr. Hartnett’s and Mr. Bergeron’s employment agreements provides that in the event of his employment is terminated within 24 months after a change in control of the Company (i.e., a double trigger event), he will be entitled to (i) severance equal to (x) 250% of his annual base salary plus (y) 250% of his annual performance bonus at the target base salary multiple, (ii) a bonus equal to his annual performance bonus at the maximum base salary multiple prorated for the portion of the fiscal year prior to the termination date, and (iii) continued participation in the Company’s welfare benefit programs (at the Company’s expense) for a period of time after his termination.
The Company has entered into a change-in-control letter agreements with Mr. Edwards that provides that if his employment is terminated under certain circumstances within 24 months after a change in control of the Company, he will be entitled to (i) severance equal to (x) 150% of his annual base salary plus (y) 150% of his annual performance bonus at the target level, and (ii) a bonus equal to his annual performance bonus at the maximum level prorated for the portion of the fiscal year prior to the termination date. In addition, he will be entitled to continue participating in the Company’s welfare benefit programs for up to 18 months following his termination. The letter agreement also commits him to remain employed with the Company in the event of a tender or exchange offer and includes a non-compete covenant for 12 months following his termination following a change in control. The form of the change-in-control letter agreement is filed as Exhibit 10.1 to our Form 10-Q filed February 1, 2010.
None of the other executive officers has a change-in-control arrangement.
[38]	2024 Proxy Statement

In addition, the restricted stock held by the executive officers contain change-in-control provisions. If an executive officer is terminated without cause within 18 months after a change in control, all restricted stock will vest on the termination date. In addition, if there is a change in control of the Company or similar event, the Compensation Committee may, in its discretion, provide for the vesting of a participant’s restricted stock and unvested stock options on such terms and conditions as the Committee deems appropriate.
The table below summarizes the executive benefits and payments that would have been due to the NEOs upon termination of employment occurring on March 30, 2024 following a change in control (without giving effect to the CEO and COO’s new employment agreements entered into in fiscal 2025):
	Michael J. Hartnett	Daniel A. Bergeron	Richard J. Edwards	Patrick S. Bannon	John J. Feeney	Robert M. Sullivan
Severance Payment	6,234,375	3,042,373	895,483	NA	NA	NA
Bonus	2,493,750	960,750	335,806	NA	NA	NA
Other Payments	43,328	52,351	17,765	NA	NA	NA
Vested Stock Options	8,298,961	3,482,754	836,110	NA	NA	NA
Vested Restricted Stock	18,668,208	7,226,456	1,135,470	NA	481,223	1,730,240
Total	35,738,622	14,764,684	3,220,634	NA	481,223	1,730,240
Severance Other Than Following a Change in Control
The employment agreements of the CEO and COO provide them with severance if their employment ends, other than following a change in control. No other executive officer has a similar arrangement. The following table summarizes the executive benefits and payments that would have been due to the CEO and COO if their employment had ended on March 30, 2024 other than following a change in control (without giving effect to their new employment agreements entered into in fiscal 2025):
	Michael J. Hartnett	Daniel A. Bergeron
Death or Disability/Termination Without Cause(1)(2)
Base Salary	997,500	640,500
Bonus	2,493,750	960,750
Other Payments	567,808	93,310
Vested Stock Options	8,298,961	3,482,754
Vested Restricted Stock	18,668,208	7,226,456
Long-Term Stock Award	1,795,500	NA
Total	32,821,727	12,403,770
Termination With Cause/Voluntary Resignation(3)
Base Salary	498,750	NA
Other Payments	447,920	NA
Total	946,670	NA
(1)
The employment agreement provides that if his employment ends due to his death, disability or termination by the Company without cause, he will (i) receive (x) a lump-sum payment equal to his then-base salary for the period from the termination date through the end of the term of the employment agreement and (y) his annual performance bonus at the maximum base salary multiple prorated for the portion of the fiscal year prior to the termination date, and (ii) be entitled to the continuation of certain benefits until the end of the term of the employment agreement or for 12 months, whichever is longer. For purposes of the foregoing, the end of the term of the employment agreement will be March 31, 2026 unless the agreement is automatically renewed, in which case the end of the term will be the end of the then-current 12-month renewal period.

(2)
The employment agreement also provides that if his employment ends due to his death, disability, termination by the Company without cause, or the Company giving him notice of nonrenewal prior to March 31, 2026 or the end of any subsequent renewal period, all his restricted stock and unvested stock options will vest. Dr. Hartnett’s agreement also provides that he will receive an award of a prorated portion of the shares that would be issuable under the three-year component of his equity incentive program for any three-year performance periods that are then open (at the base salary multiple for the plan target goals). Starting with fiscal 2025, this benefit will also include a prorated portion of the shares that would be issuable under the one-year component of his equity incentive program, and this benefit will also be provided to Mr. Bergeron.

(3)
Dr. Hartnett’s employment agreement provides that if he is terminated for cause or he voluntarily resigns, he will be entitled to his base salary and continuation of certain benefits set forth in his employment agreement for six months following the date of his termination.

2024 Proxy Statement	[39]

Compensation Tables
Summary Compensation
The following table sets forth information regarding the compensation of the NEOs in fiscal 2024, 2023, 2022 and 2021:
Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)	Total ($)
Michael J. Hartnett Chairman, President and CEO	2024	997,500	NA	6,317,484	NA	1,496,250	166,342(5)	8,977,576
	2023	950,000	NA	5,984,946	NA	1,425,000	90,271	8,450,217
	2022	900,000	NA	10,364,286	5,820,840	2,250,000	69,237	19,404,363
	2021	631,937	NA	3,725,036	2,900,431	1,550,040	87,557	8,895,001
Daniel A. Bergeron Vice President and COO	2024	640,500	NA	2,104,431	NA	576,450	32,461(6)	3,353,842
	2023	610,000	NA	2,344,192	NA	549,000	37,401	3,540,593
	2022	574,219	NA	4,979,000	2,680,650	868,220	28,680	9,130,769
	2021	449,479	NA	1,769,128	1,021,593	661,500	35,138	3,936,838
Patrick S. Bannon Vice President and General Manager, retired	2024	196,434	-	199,510	181,380	-	8,065	585,389
	2023	286,443	-	199,100	172,896	150,000	9,820	818,259
	2022	272,575	58,285	398,320	382,950	41,715	5,448	1,159,293
	2021	239,885	24,450	687,200	738,750	125,550	8,846	1,824,681
Richard J. Edwards Vice President and General Manager	2024	373,118	-	199,510	181,380	296,629	27,844(7)	1,078,481
	2023	362,250	-	398,200	345,793	235,463	23,302	1,365,008
	2022	343,375	-	398,320	382,950	310,545	23,371	1,458,561
	2021	273,153	29,400	-	-	120,600	22,991	446,144
John J. Feeney Vice President, General Counsel and Secretary	2024	282,730	65,000	99,755	90,690	NA	10,120	548,295
	2023	275,834	55,167	199,100	172,900	NA	9,821	712,822
	2022	266,500	160,680	99,580	153,180	NA	5,460	685,400
	2021	205,579	104,000	81,711	19,130	NA	4,151	414,571
Robert M. Sullivan Vice President and CFO	2024	243,800	150,000	598,530	453,450	NA	10,059	1,455,839
	2023	230,000	138,000	398,200	345,793	NA	9,090	1,121,083
	2022	205,000	206,000	199,160	382,950	NA	5,392	998,502
	2021	148,672	100,000	343,600	492,500	NA	4,768	1,089,540
(1)	Includes amounts deferred by the officer pursuant to the 401(k) plan and SERP.
(2)
Consists of discretionary bonuses for the fiscal year and paid in the following fiscal year. Performance bonuses paid under the annual incentive plan are included in the “Non-Equity Incentive Plan Compensation” column.

(3)	Represents the fair market value on the date of award of restricted shares and non-qualified stock options awarded during the fiscal year based on performance in the prior fiscal year.
(4)
Consist of annual cash bonuses earned under the annual incentive plan for performance in the fiscal year and paid in the following fiscal year. See “Compensation Program Components and Pay Outcomes for Fiscal 2024—Annual Incentive Compensation Plan” above.

(5)
Consists of (i) $148,000 for reimbursement of personal expenses, (including aircraft use for personal travel), (ii) $10,256 of Company contributions to his 401(k) account, (iii) $6,909 for reimbursement of healthcare expenses, and (iv) $1,176 for a Company-owned vehicle.

(6)
Consists of (i) $10,129 of Company contributions to his 401(k) account, (ii) $12,000 for a vehicle allowance, (iii) $9,844 for reimbursement of healthcare expenses, and (iv) $488 for taxable costs of group-term life insurance.

(7)	Consists of (i) $12,000 for a vehicle allowance, (ii) $9,982 of Company contributions to his 401(k) account, and (iii) $5,862 for taxable costs of group-term life insurance.
[40]	2024 Proxy Statement

Awards of Plan-Based Awards
The following table sets forth information regarding (i) potential awards to the NEOs in fiscal 2024 under the Company’s annual performance plan and (ii) awards to the NEOs in fiscal 2024 under the Company’s equity incentive plans. Note that awards of equity made during fiscal 2024 were based on Company performance in fiscal 2023; awards made during fiscal 2025 based on Company performance in fiscal 2024 are described under “Compensation Program Components and Pay Outcomes for Fiscal 2024—Long-Term Equity Incentive Awards” above.
Name	Award Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Award Date Fair Value of Stock and Stock Option Awards ($)(2)
		Threshold ($)	Target ($)	Maximum ($)
Michael J. Hartnett		748,125(3)	1,496,250(4)	2,493,750(5)
	6/1/23				31,665	-	-	6,317,484
Daniel A Bergeron		288,225(6)	576,450(7)	960,750(8)
	6/1/23				10,548	-	-	2,104,431
Patrick S. Bannon		NA	NA	NA
	6/1/23				1,000	2,000	199.51	380,890
Richard J. Edwards		55,968(9)	223,871(10)	335,806(11)
	6/1/23				1,000	2,000	199.51	380,890
John J. Feeney		NA	NA	NA
	6/1/23				500	1,000	199.51	190,240
Robert M. Sullivan		NA	NA	NA
	6/1/23				3,000	5,000	199.51	1,051,980
(1)	See “Compensation Program Components and Pay Outcomes for Fiscal 2024—Annual Performance Bonuses” above for a description of the annual performance plans for the NEOs.
(2)	The Award Date Fair Value of restricted stock awards is based on the $199.51 closing price of our common stock on the award date.
(3)	Equals 75% of base salary if adjusted EBITDA performance is 80% of plan.
(4)	Equals 150% of base salary if adjusted EBITDA performance is 100% of plan.
(5)	Equals 250% of base salary if adjusted EBITDA performance is 120% of plan. For fiscal 2024, adjusted EBITDA performance was 107.9% of plan.
(6)	Equals 45% of base salary if adjusted EBITDA performance is 80% of plan.
(7)	Equals 90% of base salary if adjusted EBITDA performance is 100% of plan.
(8)	Equals 150% of base salary if adjusted EBITDA performance is 120% of plan. For fiscal 2024, adjusted EBITDA performance was 107.9% of plan.
(9)	Equals 15% of base salary if the metrics for parts 1, 2 and 3 of the bonus are (i) less than 80% of plan, (ii) less than 100% of plan, and (iii) 100% of plan, respectively.
(10)	Equals 60% of base salary if the metric for part 1 of the bonus is 100% of plan.
(11)	Equals 90% of base salary if the metric for part 1 of the bonus is 120% of plan.
2024 Proxy Statement	[41]

Outstanding Equity Awards at End of Fiscal 2024
As of the end of fiscal 2024 the NEOs held the following equity awards:
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Michael J. Hartnett	30,400	15,200(2)	-	143.92	6/3/26	17,347(2)	4,689,761
	23,557	23,557(3)	-	137.44	6/2/27	20,040(3)	5,417,814
	30,400	45,600(4)	-	199.16	6/3/28	31,665(4)	8,560,633
Daniel A. Bergeron	35,000	-	-	132.12	6/7/25	8,333(2)	2,252,827
	28,000	7,000(2)	-	143.92	6/3/26	7,849(3)	2,121,977
	12,446	8,297(3)	-	137.44	6/2/27	10,548(4)	2,851,652
	14,000	21,000(4)	-	199.16	6/3/28	-	-
Patrick S. Bannon	-	3,000(2)		143.92	9/30/24	2,600(2)	702,910
	-	3,000(2)		137.44	9/30/24	-	-
	2,000	1,000(2)	-	199.16	9/30/24	-	-
	400	400(2)	-	199.10	9/30/24	-	-
	-	400(2)	-	199.51	9/30/24	-	-
Richard J. Edwards	-	2,000(2)	-	143.92	6/3/26	400(2)	108,140
	-	3,000(4)	-	199.16	6/3/28	1,200(4)	324,420
	-	3,200(5)	-	199.10	6/3/29	1,600(5)	432,560
	-	2,000(6)	-	199.51	6/1/30	1,000(6)	270,350
John J. Feeney	40	-	-	135.53	12/15/25	180(7)	48,663
	56	112(7)	-	181.58	2/8/28	300(4)	81,105
	800	1,200(4)	-	199.16	6/3/28	800(5)	216,280
	400	1,600(5)		199.10	6/3/29	500(6)	135,175
	-	1,0006)	-	199.51	6/1/30	-	-
Robert M. Sullivan	3,000	-	-	132.12	6/7/25	200(2)	54,070
	4,200	1,400(2)	-	143.92	6/3/26	1,000(3)	270,350
	6,000	4,000(3)	-	137.44	6/2/27	600(4)	162,210
	2,000	3,000(4)	-	199.16	6/3/28	1,600(5)	432,560
	800	3,200(5)	-	199.10	6/3/29	3,000(6)	811,050
	-	5,000(6)	-	199.51	6/1/30	-	-
(1)	These amounts are based on $270.35, the closing price of our common stock on March 28, 2024, the last business day of fiscal 2024.
(2)
Vest in June 2024. For Mr. Bannon, excludes options and shares that were scheduled to vest at subsequent dates but expired when he ceased to provide services to the Company at the end of the first quarter of fiscal 2025.

(3)	Vest in one-half increments in June 2024 and June 2025.
(4)	Vest in one-third increments in June 2024, June 2025 and June 2026.
(5)	Vest in one-fourth increments in June 2024, June 2025, June 2026 and June 2027.
(6)	Vest in one-fifth increments in June 2024, June 2025, June 2026, June 2027 and June 2028.
(7)	Vest in one-half increments in February 2025 and February 2026.
[42]	2024 Proxy Statement

Option Exercises and Stock Vested in Fiscal 2024
The following table sets forth information regarding the NEOs’ exercises of stock options and vesting of restricted stock during fiscal 2024:
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Michael J. Hartnett	71,896	10,367,777	36,400	7,501,890
Daniel A. Bergeron	30,000	5,027,313	16,550	3,409,279
Patrick S. Bannon	27,000	3,225,160	3,600	745,852
Richard J. Edwards	5,800	479,405	1,800	377,790
John J. Feeney	302	27,351	450	103,584
Robert M Sullivan	800	123,888	1,400	287,682
(1)	Based on the closing price of our common stock on the date of exercise.
(2)	Based on the closing price of our common stock on the date of vesting.
Non-Qualified Deferred Compensation
The following table sets forth information regarding the NEOs’ deferral of compensation through contributions to our SERP during fiscal 2024:
Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Michael J. Hartnett	-	-	115,222	-	968,084
Daniel A. Bergeron	-	-	357,217	-	2,005,939
Patrick S. Bannon	52,981	-	49,593	-	678,170
Richard J. Edwards	29,968	-	54,982	-	542,945
John J. Feeney	22,699	-	46,519	-	284,395
Robert M. Sullivan	15,927	-	45,823	-	217,836
(1)	These amounts are included in the “Salary” column in the Summary Compensation table.
(2)	These amounts are included in the “All Other Compensation” column in the Summary Compensation table.
(3)	Appreciation (depreciation) and earnings (loss) on the NEO’s account under the SERP.
2024 Proxy Statement	[43]

Pay Versus Performance
The following Pay Versus Performance (PVP) table provides information about compensation for our NEOs for each of fiscal 2024, 2023, 2022 and 2021 (the “Covered Years”). The PVP table also provides information about the results for certain financial performance measures during the Covered Years. In reviewing this information, there are a few important things to consider:
•	The information in columns (b) and (d) comes directly from the Summary Compensation table (SCT) in this proxy statement, without adjustment.
•
As required by the PVP regulations, we describe the information in columns (c) and (e) as “compensation actually paid” (CAP) to the applicable NEOs, but these CAP amounts do not necessarily reflect compensation that our NEOs actually earned for their service in the Covered Years. Instead, CAP is a calculation involving a combination of realized pay (for cash amounts and some equity award amounts) and realizable or accrued pay (primarily for pension benefits and other equity awards).

•	The PVP regulations require that we choose a peer group or index for purposes of TSR comparisons, and we have chosen the S&P 400 Industrials Sector (the “PVP Peer Index”) for this purpose.
•
As required by the PVP regulations, we provide information about our cumulative TSR, cumulative PVP Peer Index TSR and U.S. GAAP net income results (the “External Measures”) during the Covered Years in the PVP table, but we did not actually base any compensation decisions for the NEOs on, or link any NEO pay to, the External Measures.

The Company is required to designate one financial metric as the “Company-Selected Measure,” or the most important financial measure that demonstrates how the Company sought to link 2024 executive pay to performance. For 2024, the Company has selected adjusted EBITDA. However, the Company believes that all of the metrics designated in the “Important Financial Performance Measures” section below are important drivers of Company performance.
[44]	2024 Proxy Statement

Pay Versus Performance(1)
					Value of initial fixed $100 Investment based on:
Fiscal Year (a)	Summary Compensation Table “SCT” Total for PEO (b)	Compensation Actually Paid to PEO (c)(2)	Average Summary Compensation Table Total for non-PEO NEOs (d)	Average Compensation Actually Paid to non-PEO NEOs (e)(2)	Total Shareholder Return (f)(3)	PVP Peer Index Total Shareholder Return (g)(3)	Net Income (h)(4)	Adjusted EBITDA (i)(5)
2024	$8,977,576	$12,753,252	$1,404,369	$1,634,542	$245.8	$283.9	$209.9	$482.1
2023	$8,450,217	$14,352,594	$1,511,553	$2,480,850	$211.6	$209.7	$166.7	$433.9
2022	$19,404,363	$18,435,256	$2,686,505	$2,511,344	$177.8	$201.6	$54.7	$266.5
2021	$8,895,001	$31,906,739	$1,542,355	$5,036,399	$180.1	$195.7	$90.1	$174.3
(1)
Dr. Michal J. Hartnett was out principal executive officer (PEO) for each of the Covered Years. In this disclosure, we refer to our NEOs other than Dr. Hartnett as our “other NEOs.” Daniel A. Bergeron, Patrick S. Bannon, Richard J. Edwards, John J. Feeney and Robert M. Sullivan were our other NEOs for each of the Covered Years.

(2)
For each Covered Year, in determining the CAP for our PEO and the average CAP for our other NEOs, we deducted or added back the following amounts from or to the total amounts of compensation reported in column (b) and column (d) for such Covered Year:

Item and Value Added (or Deducted)	2024	2023	2022	2021
For Dr. Hartnett:
- change in actuarial present value of pension benefits, as reported in SCT for Covered Year	-	-	-	-
+ service cost of pension benefits, as calculated for Covered Year	-	-	-	-
+ prior service cost of pension benefits, as calculated for Covered Year	-	-	-	-
- SCT “Stock Awards” column value	(6,317,484)	(5,984,946)	(10,364,286)	(3,725,036)
- SCT “Option Awards” column value	-	-	(5,820,840)	(2,900,431)
+/- adjusted amount for applicable stock/option awards, as calculated for Covered Year	10,093,160	11,887,323	15,216,019	29,637,205
+ the Covered Year-end fair value of equity awarded in (and still outstanding as of the end of) the Covered Year	8,560,633	6,995,864	16,179,662	11,090,134
+/- the change in fair value of equity awarded in prior Covered Years (and still outstanding as of the end of the Covered Year)	3,925,511	4,844,811	(827,571)	15,484,735
+ the vesting date fair value of equity awarded and vested in the Covered Year	-	-	-	-
+/- the change in fair value of equity awarded in prior Covered Years that vested in the Covered Year	(2,392,984)	46,648	(136,072)	3,062,336
- prior the Covered Year-end fair value of equity awarded in prior Covered Years that were forfeited in the Covered Year	-	-	-	-
+ dividends/earnings paid or accrued on equity awarded during or for the Covered Year (if not otherwise included in CAP)	-	-	-	-
Total Added (or Deducted):	3,775,676	5,902,377	(969,107)	23,011,738
For the Other NEOs (on Average):
- change in actuarial present value of pension benefits, as reported in SCT for Covered Year	-	-	-	-
+ service cost of pension benefits, as calculated for Covered Year	-	-	-	-
+ prior service cost of pension benefits, as calculated for Covered Year	-	-	-	-
- SCT “Stock Awards” column value	(640,347)	(707,758)	(1,214,876)	(576,328)
- SCT “Option Awards” column value	(181,380)	(207,476)	(796,536)	(454,395)
+/- adjusted amount for applicable stock/option awards, as calculated for Covered Year	1,051,901	1,884,532	1,836,251	4,524,766
+ the Covered Year-end fair value of equity awarded in (and still outstanding as of the end of) the Covered Year	1,156,295	1,095,605	2,014,351	1,647,593
2024 Proxy Statement	[45]

Item and Value Added (or Deducted)	2024	2023	2022	2021
+/- the change in fair value of equity awarded in prior Covered Years (and still outstanding as of the end of the Covered Year)	395,102	739,047	(137,485)	2,408,529
+ the vesting date fair value of equity awarded and vested in the Covered Year	-	-	-	-
+/- the change in fair value of equity awarded in prior Covered Years that vested in the Covered Year	(499,496)	49,881	(40,615)	468,644
- prior the Covered Year-end fair value of equity awarded in prior Covered Years that was forfeited in the Covered Year	-	-	-	-
+ dividends/earnings paid or accrued on equity awarded during or for the Covered Year (if not otherwise included in CAP)	-	-	-	-
Total Added (or Deducted):	230,173	969,297	(175,161)	3,494,044
(3)
TSR assumes an initial investment of $100 on March 30, 2020 in RBC common stock for our cumulative TSR and in the PVP Peer Index for the PVP Peer Index cumulative TSR, based on market prices at the end of each fiscal year through and including March 30, 2024, and reinvestment of dividends.

(4)	Dollars in millions.
(5)
Adjusted EBITDA is calculated based on the Company’s net income as used for external reporting purposes adjusted to exclude various items that are reflected in externally reported net income. See Appendix B for a reconciliation of adjusted EBITDA to its most directly comparable GAAP financial measure. Dollar values are in millions.

Relationships Between CAP and Certain Financial Performance Measure Results
The following charts show the relationships between the Company’s cumulative TSR, the cumulative TSR for the PVP Peer Index, our PEO’s CAP, and our other NEOs’ CAP.

Relationship of PEO CAP to Total Shareholder Return
Compensation Actually Paid
Total Shareholder Return
35,000,000
30,000,000
25,000,000
20,000,000
15,000,000
10,000,000
5,000,000
0
$300
$250
$200
$150
$100
$50
$-
2020
2021
2022
2023
2024
PEO CAP
Company TSR
PVP Peer Index TSR

[46]	2024 Proxy Statement

Relationship of Other NEO CAP to Total Shareholder Return
Compensation Actually Paid
3,000,000
2,500,000
2,000,000
1,500,000
1,000,000
500,000
0
Total Shareholder Return
$300
$250
$200
$150
$100
$50
$-
2020
2021
2022
2023
2024
Ave. Other NEO CAP
Company TSR
PVP Peer Index TSR

The following charts show the relationships between the Company’s net income, our PEO’s CAP, and our other NEOs’ CAP.

Relationship of PEO CAP to Company U.S. GAAP Net Income
Compensation Actually Paid
35,000,000
30,000,000
25,000,000
20,000,000
15,000,000
10,000,000
5,000,000
0
Net Income (dollars in millions)
$250.0
$200.0
$150.0
$100.0
$50.0
$-
2021
2022
2023
2024
PEO CAP
Net Income

2024 Proxy Statement	[47]

Relationship of Other NEO CAP to Company U.S. GAAP Net Income
Compensation Actually Paid
3,000,000
2,500,000
2,000,000
1,500,000
1,000,000
500,000
0
$250.0
$200.0
$150.0
$100.0
$50.0
$-
Net Income (dollars in millions)
2021
2022
2023
2024
Ave. Other NEO CAP
Net Income

The following charts show the relationships between the Company’s adjusted EBITDA, our PEO’s CAP, and our other NEOs’ CAP.

Relationship of PEO CAP to Adjusted EBITDA
Compensation Actually Paid
35,000,000
30,000,000
25,000,000
20,000,000
15,000,000
10,000,000
5,000,000
0
Adjusted EBITDA
$600.00
$500.00
$400.00
$300.00
$200.00
$100.00
$-
2021
2022
2023
2024
PEO CAP
Adjusted EBITDA

[48]	2024 Proxy Statement

Relationship of Other NEO CAP to Adjusted EBITDA
Compensation Actually Paid
3,000,000
2,500,000
2,000,000
1,500,000
1,000,000
500,000
0
$600.00
$500.00
$400.00
$300.00
$200.00
$100.00
$-
Adjusted EBITDA
2021
2022
2023
2024
Ave. Other NEO CAP
Adjusted EBITDA

Important Financial Performance Measures
The following table provides what we believe are the most important financial performance measures we used to link executive pay for our PEO and Other NEOs for 2024 to our performance:
Performance Measure	Type of Performance Measure
Adjusted EBITDA	Financial
Adjusted Return on Invested Capital	Financial
Free Cash Flow	Liquidity
2024 Proxy Statement	[49]

Equity Incentive Plans
Generally
The Company maintains three long-term equity incentive plans: the 2013 Long-Term Incentive Plan (approved by our stockholders at the 2013 stockholder meeting); the 2017 Long-Term Incentive Plan (approved by our stockholders at the 2017 stockholder meeting); and the 2021 Long-Term Incentive Plan (approved by our stockholders at the 2021 stockholder meeting). These plans provide for awards of stock options, stock appreciation rights, restricted stock and performance awards. Our directors, officers and other employees and persons who engage in services for us are eligible for awards under the plans. The purpose of the plans is to provide these individuals with incentives to maximize stockholder value and otherwise contribute to our success and to enable us to attract, retain and reward the best available persons for positions of responsibility.
Initially, 1,500,000 shares of our common stock were authorized for issuance under each of the long-term equity incentive plans, subject to adjustment in the event of a reorganization, stock split, merger or similar change in our corporate structure or the outstanding shares of common stock. Not more than 50% of the total authorized shares under any of the plans may be awarded as restricted stock. As of July 1, 2024, the number of shares of restricted stock and stock options that had been awarded and the number of shares available for future awards under each plan were as follows:
	Restricted Share Awards	Stock Option Awards	Available Shares
2013 Long-Term Incentive Plan	594,636	905,030	-
2017 Long-Term Incentive Plan	507,895	754,430	237,675
2021 Long-Term Incentive Plan	-	-	1,500,000
Total	1,102,531	1,659,460	1,737,675
Administration of the Plans
Our Compensation Committee administers the long-term equity incentive plans. The Board also has the authority to administer the plans and to take all actions that the Compensation Committee is otherwise authorized to take under the plans. The terms and conditions of each award made under each plan, including vesting requirements, are set forth, consistent with the plan, in a written agreement with the award recipient.
Stock Options. The Compensation Committee may award incentive stock options and non-qualified stock options. The Compensation Committee also has the authority to award options that will become fully vested and exercisable automatically upon a change in control. The Compensation Committee may not, however, approve an award to any one person (other than Dr. Hartnett) in any calendar year of options to purchase common stock equal to more than 10% of the total number of shares authorized under the plan, and it may not award incentive stock options first exercisable in any calendar year whose underlying shares have a fair market value greater than $100,000 determined at the time of award. The Compensation Committee will determine the exercise price and term of any option in its discretion, provided that the exercise price may not be less than 100% of the fair market value of a share of common stock on the date of award. In the case of incentive stock options, the option must be exercised within
10 years of the date of award. The exercise price of an incentive stock option awarded to a person who owns stock constituting more than 10% of our voting power may not be less than 110% of fair market value on the award date and the option must be exercised within five years of the date of award. The Compensation Committee has never awarded any incentive stock options under any of the plans.
Restricted Stock. The Compensation Committee may award restricted stock, subject to the conditions and restrictions, and for the duration that it determines in its discretion. In addition to not being transferable, the restricted stock previously awarded under the 2013, 2017 and 2021 plans does not have the right to vote or receive dividends.
Stock Appreciation Rights. The Compensation Committee may award stock appreciation rights (SARs), subject to the terms and conditions contained in the relevant plan. The exercise price of an SAR must equal the fair market value of a share of our common stock on the date the SAR is awarded. Upon exercise of an SAR, the recipient will receive an amount in shares of our common stock equal to the difference between the fair market value of a share of common stock on the date of exercise and the exercise price of the SAR, multiplied by the number of shares as to which the SAR is exercised.
[50]	2024 Proxy Statement

Performance Awards. The Compensation Committee may award performance awards contingent upon achievement of set goals and objectives regarding specified performance criteria, over a specified performance cycle. Awards may include specific dollar-value target awards, performance units, the value of which is established at the time of award, and/or performance shares, the value of which is equal to the fair market value of a share of common stock on the date of award. The value of a performance award may be fixed or fluctuate on the basis of specified performance criteria. A performance award may be paid out in cash and/or shares of common stock or other securities.
Amendment, Termination and Expiration of the Plans. The Board may amend or terminate any of the long-term equity incentive plans in its discretion, except that no amendment will become effective without prior approval of our stockholders if such approval is required by the NYSE listing requirements. If not previously terminated by the Board, each plan will expire on the tenth anniversary of its adoption.
Except in the case of the CEO and COO, the Company does not have an established quantitative formula to determine the number of stock options and/or shares of stock awarded to each executive officer. See “Compensation Program Components and Pay Outcomes for Fiscal 2024—Long-Term Equity Incentive Awards” above.
The Compensation Committee typically reviews approval of executive officer equity awards on a fiscal year basis. The timing of the meeting is scheduled to allow the Compensation Committee time to review prior year performance and assemble all necessary information. The date is not selected or changed to increase the value of stock option. Awards are generally scheduled to follow the release of earnings for a quarter or fiscal year. For the last several years the executive officer equity awards have been made about two weeks after the filing of the Company’s annual report on Form 10-K for the prior fiscal year.
Equity Compensation Plan Information
The following table provides information about the Company’s common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of July 1, 2024, consisting of the 2013 Long-Term Incentive Plan, 2017 Long-Term Incentive Plan and 2021 Long-Term Incentive Plan.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders(1)	500,500	$174.85	1,737,675
(1)	The Company does not have equity compensation plans that have not been approved by our stockholders.
The Company purchases shares in the open market from time to time to reduce the dilutive effect of our equity compensation plans.
CEO Pay Ratio
As of March 30, 2024, the Company had 5,302 employees located in 11 countries around the world, of whom 3,738 were located in the United States. For fiscal 2024, the estimated median of the annual total compensation of all those employees worldwide (excluding our CEO) was $59,658 and the estimated median of the annual total compensation of all those employees located in the United States (excluding our CEO) was $67,676. The total compensation of our CEO, Dr. Hartnett, in fiscal 2024 was $8,977,596, including restricted stock and stock option awards made in fiscal 2024 based on performance in fiscal 2023 (see the Summary Compensation table above), which was 150 times the compensation of the median employee worldwide, and 133 times the compensation of the median employee in the United States. We used a sampling technique to identify the median employee, selecting 5,119 of our worldwide employees and 3,672 of our United States employees. We then identified the individual in each of the two samples who received the median compensation (using for this purpose salary (including base wages), bonus, equity compensation and overtime actually paid during fiscal 2024). We then determined the annual total compensation of those two employees as shown above on substantially the same basis as used for the CEO in the Summary Compensation table. The CEO pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodologies and assumptions described above. SEC rules for identifying the median employee and determining the CEO pay ratio permit companies to use a wide range of methodologies, estimates and assumptions. As a result, the CEO pay ratios reported by other companies, which may have employed other permitted methodologies or assumptions and which may have a significantly different work force structure from ours, are likely not comparable to our CEO pay ratio.
2024 Proxy Statement	[51]

Principal Accountant Fees and Services
The following table presents fees for professional services rendered by Ernst & Young LLP for fiscal 2024 and fiscal 2023.
	Fiscal Year Ended
	March 30, 2024	April 1, 2023
Audit Fees	$1,932,000	$1,998,000
Audit-Related Fees	-	-
Tax Fees	-	-
Other Fees	3,600	2,000
Total Fees	$1,935,600	$2,000,000
Audit Fees. Consists of fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements.
Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”
Tax Fees. Consists principally of fees for services provided in connection with worldwide tax planning and compliance services, expatriate tax services, and assistance with tax audits and appeals.
Other. Consists of subscription fees for an accounting research service.
Pursuant to the Audit Committee’s charter, the Committee must approve all audit engagement fees and other significant compensation to be paid to the independent registered public accounting firm and the terms of such engagement. The Audit Committee’s charter provides that individual engagements must be separately approved. Additionally, the Audit Committee must pre-approve any non-audit services to be provided to the Company by the independent registered public accounting firm. The Audit Committee policy also requires specific approval by the Audit Committee if total fees for audit-related and tax services would exceed total fees for audit services in any fiscal year. The Audit Committee’s charter authorizes the Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.
All audit services performed by Ernst & Young LLP in fiscal 2024 and fiscal 2023 were pre-approved by the Audit Committee, which concluded that the provision of such services by Ernst & Young was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.
Audit Committee Report
The Audit Committee has reviewed and discussed the audited financial statements with management, which has represented that the financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee discussed with management the quality and acceptability of the accounting principles employed, including all critical accounting policies used in the preparation of the financial statements and related notes, the reasonableness of judgments made and the clarity of the disclosures included in the statements.
The Audit Committee also reviewed the consolidated financial statements of the Company for fiscal 2024 with Ernst & Young LLP, the Company’s independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. The Audit Committee has discussed with Ernst & Young the matters required to be discussed by applicable standards of the Public Company Accounting Oversight Board (PCAOB) including matters related to the planning and results of the audit of the Company’s consolidated financial statements.
The Audit Committee also reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s report on management’s assessment of and the effectiveness of the Company’s internal control over financial reporting.
The Audit Committee has received the written disclosures and the letter from Ernst & Young required by the PCAOB relating to Ernst & Young’s communications with the Audit Committee
[52]	2024 Proxy Statement

concerning independence, and has discussed with Ernst & Young its independence and has considered whether the provision of non-audit services by Ernst & Young to the Company is compatible with maintaining Ernst & Young’s independence.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended March 30, 2024.
The Audit Committee has selected Ernst & Young as the Company’s independent registered public accounting firm for fiscal 2025.
Respectfully submitted,
The Audit Committee of the Board of RBC Bearings Incorporated
Edward D. Stewart (Chair)
Michael H. Ambrose
Richard R. Crowell
Stockholder Proposals and Director Nominations
Stockholder Proposals
Stockholders interested in submitting a proposal for inclusion in the proxy statement relating to the Company’s next annual meeting of stockholders in 2025 may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. In general, to be eligible for inclusion in the Company’s proxy statement, stockholder proposals must be received by the Company at its principal executive offices (located at 102 Willenbrock Road, Oxford, CT 06478) no later than March 28, 2025.
Under the Company’s by-laws, proposals of stockholders not intended for inclusion in the proxy statement, but intended to be raised at the 2025 annual meeting, must be delivered to or mailed and received at c/o Secretary, RBC Bearings Incorporated, 102 Willenbrock Road, Oxford, CT 06478 no earlier than June 7,
2025 (i.e., 90 days prior to the anniversary of this year’s annual meeting) and no later than July 7, 2025 (i.e., 60 days prior to the anniversary of this year’s annual meeting); provided, however, that in the event that less than 70 days’ notice or prior public announcement of the date of the 2025 annual meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the date on which such notice of the date of the 2025 annual meeting is mailed or publicly announced. A stockholder’s notice must also comply with the timing, disclosure, procedural and other requirements set forth in the Company’s by-laws, a copy of which is available upon request from RBC’s Secretary at the above address.
Stockholder Director Nominations
A stockholder may suggest director candidates for consideration by the Board’s Nominating and Governance Committee. Any such suggestion should include the nominee’s name and qualifications for Board membership and should be directed to the Secretary, RBC Bearings Incorporated, 102 Willenbrock Road, Oxford, CT 06478. The Board evaluates director nominees recommended by stockholders in the same manner in which it evaluates other director nominees. The Board has established, through the Nominating and Governance Committee, selection criteria that identify desirable skills and experience for prospective Board members, including consideration of the potential candidate’s qualification as independent, as well as consideration of diversity, skills, expertise and experience in the context of the Board and other criteria determined by the Nominating and Governance Committee from time to time.
The Company’s by-laws permit stockholders to nominate directors for election at an annual stockholders meeting. To nominate a director, a stockholder must deliver timely notice of such stockholder’s intent to make such nomination in writing to the Secretary. To be timely for the 2025 annual meeting, a stockholder’s notice must be delivered to or mailed and received at c/o Secretary, RBC Bearings Incorporated, 102 Willenbrock Road, Oxford, CT 06478, no earlier than the close of business on June 7, 2025 (i.e., 90 days prior to the anniversary of this year’s annual meeting) and no later than July 7, 2025 (i.e., 60 days prior to the anniversary of this year’s annual meeting). In the event that the date of the 2025 annual meeting is more than 30 days from the anniversary of this year’s annual meeting, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which the date of the 2025 meeting is mailed or publicly announced. A stockholder’s notice must also comply with the timing, disclosure, procedural and other requirements set forth in the Company’s by-laws.
In addition to satisfying the requirements under the Company’s by-laws, to comply with the universal proxy rules under the Exchange Act, any stockholder who intends to solicit proxies in support of director nominees other than the Board’s nominees for
2024 Proxy Statement	[53]

the 2025 annual meeting must provide a written notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than July 7, 2025 (i.e., 60 days prior to the anniversary of this year’s annual meeting). However, if the date of the 2025 annual meeting is more than 30 days from the anniversary of this year’s annual meeting, then such notice must be delivered by the later of (i) the tenth day following the public announcement of the date of the 2024 annual meeting and (ii) the date that is 60 days prior to the date of the 2025 annual meeting.
Additional Information
The Company will bear the cost of the annual meeting and the cost of this proxy solicitation. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies by telephone or otherwise, with no specific additional compensation to be paid for such services. The Company will reimburse, upon request, all brokers and other persons holding shares of common stock for the benefit of others for their reasonable expenses in forwarding the Company’s proxy materials and any accompanying materials to the beneficial owners and in obtaining authorization from beneficial owners to give proxies.
The Board knows of no matter to be brought before the annual meeting other than the matters identified in this proxy statement. If, however, any other matter properly comes before the annual meeting, the individuals named in the proxy solicited by the Board intend to vote on it on behalf of the stockholders they represent in the manner the proxy holders consider appropriate.
By order of the Board of Directors,
John J. Feeney
Vice President, General Counsel and Secretary
July 26, 2024
[54]	2024 Proxy Statement

APPENDIX A
Directions To:

RBC Bearings Incorporated
Building B, 102 Willenbrock Road
One Tribology Center
Oxford, CT 06478.
Connecticut I-84 East or West to exit 16
Head south on CT-188 S/Strongtown Road toward CT-67 N/Seymour Road
Turn left onto CT-188 S/CT-67 S/Seymour Road
Continue straight to follow CT-67 S/Seymour Road
Take the 1st left onto Hawley Road
Take the 2nd right onto Willenbrock Road
Destination will be the third building on the left
2024 Proxy Statement	[55]

APPENDIX B
Reconciliation of Reported Net Income to Adjusted EBITDA
(dollars in millions)
	Fiscal Year Ended
	March 30, 2024	April 1, 2023	April 2, 2022	April 3, 2021
Reported net income	$209.9	$166.7	$54.7	$90.1
Interest expense, net	78.7	76.7	41.5	1.4
Provision for income taxes	51.9	43.0	24.0	23.1
Stock-based compensation expense	17.4	14.0	32.9	18.1
Depreciation and amortization	119.3	115.4	65.5	32.8
Other non-operating expense	2.1	2.3	0.8	-
Inventory step-up	-	-	13.8	-
Transaction and related costs	0.3	0.1	22.7	-
Transition services	-	8.8	8.0	-
Restructuring and consolidation	3.0	2.6	2.6	7.3
Cyber event	-	-	-	1.5
Pension settlement	(0.5)	4.3	-	-
Adjusted EBITDA	$482.1	$433.9	$266.5	$174.3
[56]	2024 Proxy Statement

RBC BEARINGS INCORPORATED
ATTN: JOHN FEENEY
ONE TRIBOLOGY CENTER
OXFORD, CT 06478

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V54166-P16367 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RBC BEARINGS INCORPORATED

1. Election of Class II Directors to serve a term of three years

Nominees:	**For**	**Against**	**Abstain**
1a. Richard R. Crowell	☐	☐	☐
1b. Dr. Amir Faghri	☐	☐	☐
1c. Dr. Steven H. Kaplan	☐	☐	☐

NOTE: Nominees 1a., 1b. and 1c. for Election to Class II for a Three-year Term Expiring at our 2027 Annual Meeting.

The Board of Directors recommends you vote FOR proposals 2, 3 and 4:	**For**	**Against**	**Abstain**
2. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal 2025.	☐	☐	☐
3. To approve the amendment of the certificate of incorporation to eliminate personal liability of officers for monetary damages for breach of their fiduciary duty of care as officers to the fullest extent permitted by the Delaware General Corporation Law.	☐	☐	☐
4. To consider a resolution regarding the stockholder advisory vote on named executive officer compensation.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof. This Proxy will be voted in the manner directed herein by the undersigned.

	Yes	**No**
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

V54167-P16367

RBC BEARINGS INCORPORATED
PROXY FOR 2024 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) of RBC Bearings Incorporated, a Delaware corporation (the “Company”), hereby revoking any proxy heretofore given, do/does hereby appoint Dr. Michael J. Hartnett, Daniel A. Bergeron and John J. Feeney, and each of them, with full power to act alone, the true and lawful attorneys-in-fact and proxies of the undersigned, with full powers of substitution, and hereby authorize(s) them and each of them, to represent the undersigned and to vote all shares of common stock of the Company that the undersigned is entitled to vote at the 2024 Annual Meeting of Stockholders of the Company to be held on September 5, 2024 at 9:00 a.m., local time, at One Tribology Center, 102 Willenbrock Road, Building B, Oxford, CT 06478 and any and all adjournments and postponements thereof, with all powers the undersigned would possess if personally present, on the proposals, each as described more fully in the accompanying proxy statement, and any other matters coming before said meeting.

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3, "FOR" PROPOSAL 4, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF TO THE EXTENT PERMITTED UNDER APPLICABLE LAW.

Continued and to be signed on reverse side